Exhibit 99.1(I)

KB Capital Co., Ltd.

(Previously, Woori Financial Co., Ltd.)

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

ATTACHMENT: INDEPENDENT AUDITORS’ REPORT

INDEPENDENT AUDITORS’ REPORT

English Translation of Independent Auditors’ Report Originally Issued in Korean on February 29, 2016.

To the Shareholders and the Board of Directors of

KB Capital Co., Ltd.:

Report on the Financial Statements

We have audited the accompanying financial statement of KB Capital Co., Ltd. (the “Company”), which comprise the statement of financial position as of December 31, 2015 and 2014, and the related statement of comprehensive income, statement of changes in equity and statement of cash flows, all expressed in Korean won, for the years ended December 31, 2015 and 2014, and a summary of significant accounting policies and other explanatory information.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with Korean International Financial Reporting Standards (“K-IFRS”) and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an audit opinion on these financial statements based on our audits. We conducted our audits in accordance with Korean Auditing Standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company. as of December 31, 2015 and 2014, and its financial performance and its cash flows for the years ended December 31, 2015 and 2014, in accordance with K-IFRS.

/s/ Deloitte Anjin LLC

February 29, 2016

Notice to Readers

This report is effective as of February 29, 2016, the auditors’ report date. Certain subsequent events or circumstances may have occurred between the auditors’ report date and the time the auditors’ report is read. Such events or circumstances could significantly affect the financial statements and may result in modifications to the auditors’ report.

KB Capital Co., Ltd.

(Previously, Woori Financial Co., Ltd.)

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2015 AND 2014

The accompanying financial statements, including all footnote disclosures, were prepared by, and are the responsibility of, KB Capital Co., Ltd.

Ji Woo Park

Chief Executive Officer

KB Capital Co., Ltd.

Main Office Address:	(Road Name Address)	295, Hyowon-ro, Paldal-gu, Suwon-si, Gyeonggi-do, Korea
	(Phone Number)	1544-1200

KB Capital Co., Ltd.

STATEMENT OF FINANCIAL POSITION

AS OF DECEMBER 31, 2015 AND 2014

	Korean won
	December 31, 2015		December 31, 2014

ASSETS
Cash and cash equivalents (Notes 6 and 37)	￦	246,561,443,413	￦	44,729,898,139
Available-for-sale (AFS) financial assets (Note 7 and 23)		4,537,793,647		6,866,370,652
Investments in associates (Note 8)		9,481,190,403		—
Loans and receivables (Notes 9, 23 and 27)		5,156,593,829,246		3,886,462,868,723
Premises and equipment, net (Note 11)		16,953,311,453		18,210,922,920
Intangible assets, net (Note 12)		26,587,949,419		26,471,140,998
Investment properties (Note 13)		1,328,884,888		1,328,884,888
Other assets (Notes 10 and 14)		125,637,496,603		63,373,435,524

Total assets	￦	5,587,681,899,072	￦	4,047,443,521,844

LIABILITIES
Borrowings (Note 15 and 23)	￦	344,660,000,000	￦	360,000,000,000
Debentures (Note 16 and 23)		4,215,746,893,491		2,936,957,755,067
Provisions (Note 17)		408,897,066		992,880,107
Net defined benefit liability (Note 18)		5,799,737,886		6,352,045,875
Income tax payable (Note 34)		6,621,379,611		1,682,491,906
Other financial liabilities (Notes 19 and 37)		374,863,363,578		270,125,105,145
Other liabilities (Note 20 and 23)		29,395,643,831		21,586,063,569
Deferred tax liabilities (Note 34)		30,876,820,570		21,075,648,320
Derivative liabilities (Notes 21 and 23)		562,617,406		902,446,750

Total liabilities		5,008,935,353,439		3,619,674,436,739

EQUITY
Capital stock (Note 24)		107,460,640,000		107,460,640,000
Hybrid equity securities (Note 25)		99,742,700,000		—
Capital surplus (Note 26)		83,949,698,257		83,949,698,257
Other equity (Notes 27 and 34)		(4,822,731,311)		(5,182,341,150)
Retained earnings (Note 28)		292,416,238,687		241,541,087,998

Total equity		578,746,545,633		427,769,085,105

Total liabilities and equity	￦	5,587,681,899,072	￦	4,047,443,521,844

See notes to financial statements.

KB Capital Co., Ltd.

STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	2015		2014
OPERATING INCOME:
Net interest income
Interest income (Notes 5, 29 and 37)	￦	312,645,376,091	￦	302,247,936,059
Interest expense (Note 29)		(117,274,117,776)		(121,255,639,146)

		195,371,258,315		180,992,296,913

Net fees and commission income
Fees and commission income (Notes 5 and 30)		38,912,433,129		20,686,052,781
Fees and commission expense (Note 30)		(5,344,076,155)		(2,917,220,468)

		33,568,356,974		17,768,832,313

Dividend income		1,003,238,166		189,411,655

Impairment losses for loans, other receivables, guarantees and unused commitments (Note 31)		(44,630,275,426)		(76,750,123,011)

General and administrative expenses (Notes 32 and 37)		(70,789,535,657)		(64,796,564,319)

Net other operating expenses (Notes 32 and 37)		(32,214,367,493)		(14,225,521,051)

		82,308,674,879		43,178,332,500

NON-OPERATING INCOME(EXPENSE) (Notes 33 and 37)		106,078,106		(374,725,607)

NET INCOME BEFORE INCOME TAX EXPENSE		82,414,752,985		42,803,606,893

INCOME TAX EXPENSE (Note 34)		(19,328,238,104)		(10,166,077,514)

NET INCOME (Note 28)		63,086,514,881		32,637,529,379

OTHER COMPREHENSIVE LOSS, NET OF TAX:
Items that will not be reclassified to profit or loss:
Remeasurement of employee benefits (Notes 18 and 27)		324,229,782		(3,441,907,844)
Items that may be reclassified to profit or loss:
Gain (loss) on valuation of AFS financial assets (Note 27)		(222,210,586)		606,922,075
Loss on cash flow hedge (Note 27)		257,590,643		(544,298,372)

		359,609,839		(3,379,284,141)

TOTAL COMPREHENSIVE INCOME	￦	63,446,124,720	￦	29,258,245,238

NET INCOME PER SHARE (in Korean won):
Basic earnings per common share (Note 35)		2,817		1,519
Diluted earnings per common share (Note 35)		2,817		1,519

See notes to financial statements.

KB Capital Co., Ltd.

STATEMENT OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	Capital stock		Hybrid equity securities		Capital surplus		Other equity		Retained earnings		Total equity

Balance as of January 1, 2014	￦	107,460,640,000	￦	—	￦	83,949,698,257	￦	(1,803,057,009)	￦	222,658,520,539	￦	412,265,801,787
Dividends		—		—		—		—		(13,754,961,920)		(13,754,961,920)
Total comprehensive income		—		—		—		(3,379,284,141)		32,637,529,379		29,258,245,238
Net income		—		—		—		—		32,637,529,379		32,637,529,379
Gain on valuation of AFS financial assets (Note 27)		—		—		—		606,922,075		—		606,922,075
Actuarial loss (Notes 18 and 27)		—		—		—		(3,441,907,844)		—		(3,441,907,844)
Loss on cash flow hedge (Note 27)		—		—		—		(544,298,372)		—		(544,298,372)

Balance as of December 31, 2014		107,460,640,000		—		83,949,698,257		(5,182,341,150)		241,541,087,998		427,769,085,105

Balance as of January 1, 2015		107,460,640,000		—		83,949,698,257		(5,182,341,150)		241,541,087,998		427,769,085,105
Issuance of hybrid equity securities		—		99,742,700,000		—		—		—		99,742,700,000
Distribution of hybrid equity securities		—		—		—		—		(2,539,906,592)		(2,539,906,592)
Dividends (Notes 28 and 40)		—		—		—		—		(9,671,457,600)		(9,671,457,600)
Total comprehensive income		—		—		—		359,609,839		63,086,514,881		63,446,124,720
Net income		—		—		—		—		63,086,514,881		63,086,514,881
Gain on valuation of AFS financial assets (Note 27)		—		—		—		(222,210,586)		—		(222,210,586)
Actuarial Gain (Notes 18 and 27)		—		—		—		324,229,782		—		324,229,782
Gain on cash flow hedge (Note 27)		—		—		—		257,590,643		—		257,590,643

Balance as of December 31, 2015	￦	107,460,640,000	￦	99,742,700,000	￦	83,949,698,257	￦	(4,822,731,311)	￦	292,416,238,687	￦	578,746,545,633

See notes to financial statements.

KB Capital Co., Ltd.

STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	2015		2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	￦	63,086,514,881	￦	32,637,529,379
Adjustment to net income:
Income tax expense (Note 34)		19,328,238,104		10,166,077,514
Interest income (Notes 5 and 29)		(312,645,376,091)		(302,247,936,059)
Interest expense (Note 29)		117,274,117,776		121,255,639,146
Dividend income		(1,003,238,166)		(189,411,655)

		(177,046,258,377)		(171,015,631,054)

Additions of expenses not involving cash outflows:
Loss on valuation of using equity method accounting		318,809,597		—
Impairment losses for loans, other receivables, guarantees and unused commitments (Note 31)		44,630,275,426		76,750,123,011
Asset retirement obligation expenses (Note 33)		10,361,699		14,706,185
Depreciation of operating lease assets (Note 10)		17,218,151,088		6,551,143,751
Loss on hedge of interest rate swaps (Note 32)		653,698,630		297,808,220
Loss on disposal of Premises and equipment (Note 33)		2,176,604		210,919,313
Stock compensation cost (Notes 22 and 32)		179,883,199		171,883,979
Retirement benefits (Note 18)		3,414,280,699		2,864,967,511
Depreciation (Note 11)		3,087,725,531		2,036,195,010
Depreciation of intangible assets (Note 12)		122,241,579		351,886,595
Impairment loss on intangible assets (Notes 12 and 33)		—		151,000,000

		69,637,604,052		89,400,633,575

Deductions of revenues not involving cash inflows:
Depreciation of unearned lease receipts		8,407,285,131		6,676,981,931
Gain on disposal of Premises and equipment (Note 33)		—		102,651,296
Gain on disposal of intangible assets (Note 33)		82,500,000		—

	￦	(8,489,785,131)	￦	(6,779,633,227)

(Continued)

KB Capital Co., Ltd.

STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	2015		2014
Changes in operating assets and liabilities:
Increase in loans and receivables	￦	(1,278,862,604,973)	￦	(114,063,859,548)
Increase in loan origination costs		(109,480,864,133)		(75,798,546,789)
Increase in present value of discount for leasehold deposits		564,108,687		100,672,798
Increase in operating lease assets		(4,499,308,124)		(2,857,908,529)
Increase in rental assets		(72,475,007,960)		(48,675,760,191)
Increase in advance payments and others		(1,784,451,641)		(595,844,615)
Increase in prepaid value-added tax		(97,854,042)		(626,385,320)
Payment of severance benefits (Note 18)		(3,538,844,911)		(4,598,818,892)
Decrease in provision for financial guarantee		(179,540,850)		(308,304,018)
Decrease in asset retirement obligation		—		(109,227,194)
Decrease (increase) in other provision		(701,735,085)		900,000
Increase in refundable lease deposits		91,866,840,522		42,521,905,148
Increase in deposits received		10,313,190,112		5,956,902,173
Increase in payables		1,281,856,319		3,812,711,092
Increase in accrued expenses		5,107,725,505		2,593,692,997
Increase in general withholdings		435,888,123		113,973,402
Increase in advances from customers		1,465,562,322		857,140,436
Decrease in unearned revenues		(213,518,136)		(301,406,692)
Increase in value-added tax withheld		127,092,262		56,731,438

		(1,360,671,466,003)		(191,921,432,304)

Cash received from (paid for) operating activities:
Interest income received		385,938,614,304		366,097,661,214
Dividend income received		1,003,238,166		189,411,655
Interest expense paid		(108,900,570,639)		(109,560,858,557)
Income taxes paid		(4,702,987,624)		(14,239,003,748)

		273,338,294,207		242,487,210,564

Net cash used in operating activities		(1,140,145,096,371)		(5,191,323,067)

CASH FLOWS FROM INVESTING ACTIVITIES:

Cash inflows from investing activities:
Disposal of AFS financial assets (Note 7)		2,335,423,198		107,919,485
Disposal of Premises and equipment (Note 11)		80,000,000		—
Disposal of intangible assets (Note 12)		382,500,000		—

		2,797,923,198		107,919,485

Cash outflows for investing activities:
Acquisition of AFS financial assets (Note 7)		300,000,000		—
Acquisition of investments in associates (Note 8)		9,800,000,000		—
Acquisition of Premises and equipment (Note 11)		1,804,900,323		6,935,842,820
Acquisition of intangible assets (Note 12)		539,050,000		—

		(12,443,950,323)		(6,935,842,820)

Net cash used in investing activities	￦	(9,646,027,125)	￦	(6,827,923,335)

(Continued)

KB Capital Co., Ltd.

STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Korean won
	2015		2014

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash inflows from financing activities:
Increase of borrowings	￦	294,660,000,000	￦	630,000,000,000
Increase of debentures		2,310,000,000,000		1,825,000,000,000
Issuance of hybrid equity securities		99,742,700,000		—

		2,704,402,700,000		2,455,000,000,000

Cash outflows for financing activities:
Repayment of borrowings		310,000,000,000		986,000,000,000
Repayment of debentures		1,030,000,000,000		1,430,000,000,000
Decrease in interest rate swaps		653,698,630		297,808,220
Distribution of hybrid equity securities		2,454,875,000		—
Payment of dividends (Notes 28 and 40)		9,671,457,600		13,754,961,920

		(1,352,780,031,230)		(2,430,052,770,140)

Net cash provided by financing activities		1,351,622,668,770		24,947,229,860

NET INCREASE IN CASH AND CASH EQUIVALENTS		201,831,545,274		12,927,983,458

CASH AND CASH EQUIVALENTS, AT THE BEGINNING OF YEAR		44,729,898,139		31,801,914,681

CASH AND CASH EQUIVALENTS, AT THE END OF YEAR	￦	246,561,443,413	￦	44,729,898,139

(Concluded)

See notes to financial statements.

KB Capital Co., Ltd.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

1.	GENERAL:

KB Capital Co., Ltd. (the “Company”) was established in September 1989 and is engaged in the facilities’ lease, installment financing, factoring and new technology financing.

Upon incorporation, the Company’s stock amounted to 10 billion Korean won. As a result of several capital increases by issuing new stocks and reduction of capital since incorporation, as of December 31, 2015, the Company’s stock amounted to 107.5 billion Korean won. On November 19, 1996, the Company listed its common shares on the Korea Exchange.

On March 20, 2014, KB Financial Group Inc. purchased 11,180,630 common shares from Woori Finance Holdings Co., Ltd. and became the Company’s largest shareholder.

As of December 31, 2015, the Company’s shareholders and their respective percentage of ownership are as follows:

Shareholder	Number of shares owned	Percentage of ownership (%)
KB Financial Group	11,180,630	52.02%
KB Asset Management	4,402,635	20.48%
National Pension Corporation	1,702,175	7.92%
Baring Asset Management	1,076,935	5.01%
Employee Stock Ownership Association	244	0.00%
Others	3,129,509	14.57%

Total	21,492,128	100.00%

2.	SIGNIFICANT BASIS OF PREPARATION AND ACCOUNTING POLICIES:

The Company maintain their official accounting records in Korean won and prepare financial statements in conformity with Korean statutory requirements and Korean International Financial Reporting Standards (“K-IFRS”), in the Korean language (Hangul). Accordingly, these financial statements are intended for use by those who are informed about K-IFRS and Korean principles and practices.

The Company’s significant accounting policies applied for the accompanying financial statements are the same as the policies applied for the preparation of the financial statements as of and for the year ended December 31, 2014, except for the effects from the introduction of new and revised accounting standards or interpretations as described below.

(1)	Basis of financial statement presentation

The Company has prepared the financial statements in accordance with the K-IFRS.

The accompanying financial statements have been prepared on the historical cost basis except for certain non-current assets and financial instruments that are measured at revalued amounts or fair values, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given.

The principal accounting policies are set out below:

1) The following amendments to IFRSs have been applied in the current year and have affected the amounts reported in these financial statements.

Amendments to K-IFRS 1019 – Employee Benefits

The amendments permit the Company to recognize amount of contributions as a reduction in the service cost in which the related service is rendered if the amount of the contributions is independent of the number of years of service. The application of these amendments has no significant impact on the disclosure in the Company’s financial statements.

Annual Improvements to K-IFRS 2010-2012 Cycle

The amendments to K-IFRS 1002 (i) change the definitions of ‘vesting condition’ and ‘market condition’; and (ii) add definitions for ‘performance condition’ and ‘service condition,’ which were previously included within the definition of ‘vesting condition.’ The amendments to K-IFRS 1103 Business Combinations clarify the classification and measurement of the contingent consideration in business combination. The amendments to K-IFRS 1108 clarify that a reconciliation of the total of the reportable segments’ assets should only be provided if the segment assets are regularly provided to the chief operating decision maker. The application of these amendments has no significant impact on the disclosure in the Company’s financial statements.

Annual Improvements to K-IFRS 2011-2013 Cycle

The amendments to K-IFRS 1103 clarify that it excludes the accounting for the formation of a joint arrangement in the financial statement of the joint arrangement itself from the scope of K-IFRS 1103 ‘Business Combination.’ The amendments to K-IFRS 1113 ‘Fair Value Measurements’ and K-IFRS 1040 ‘Investment Properties’ exist. The application of these amendments has no significant impact on the disclosure in the Company’s financial statements.

2) The Company has not applied the following new and revised K-IFRSs that have been issued, but are not yet effective.

Amendments to K-IFRS 1001 – Presentation of Financial Statements

The amendments to K-IFRS 1001 clarify the concept of applying materiality in practice and restrict an entity reducing the understandability of its financial statements by obscuring material information with immaterial information or by aggregating material items that have different natures or functions. The amendments to K-IFRS 1001 are effective for annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1016 – Property, Plant and Equipment

The amendments to K-IFRS 1016 prohibit the Company from using a revenue-based depreciation method for items of property, plant and equipment. The amendments are effective for the annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1038 – Intangible Assets

The amendments to K-IFRS 1038 do not allow presumption that revenue is an appropriate basis for the amortization of intangible assets, which presumption can only be limited when the intangible asset is expressed as a measure of revenue or when it can be demonstrated that revenue and consumption of the economic benefits of the intangible asset are highly correlated. The amendments apply prospectively for annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1110 – Financial statements, K-IFRS 1112-Disclosure of interests in other entities and K-IFRS 1028-Investment in associates

The amendments clarify that in applying the equity method of accounting to an associate or a joint venture that is an investment entity, an investor may retain the fair value measurements that the associate or joint venture used for its subsidiaries. The amendments are effective for annual periods beginning on or after January 1, 2016

Amendments to K-IFRS 1111 – Accounting for Acquisitions of Interests in Joint Operations

The amendments to K-IFRS 1111 provide guidance on how to account for the acquisition of a joint operation that constitutes a business as defined in K-IFRS 1103 Business Combinations. A joint operator is also required to disclose the relevant information required by K-IFRS 1103 and other standards for business combinations. The amendments to K-IFRS 1111 are effective for the annual periods beginning on or after January 1, 2016.

Amendments to K-IFRS 1109 – Financial Instruments

The amendments to K-IFRS 1109 contain the requirements for the classification and measurement of financial assets and financial liabilities based on a business model whose objective is achieved both by collecting contractual cash flows and selling financial assets and based on the contractual terms that give rise on specified dates to cash flows, impairment methodology based on the expected credit losses, broadened types of instruments that qualify as hedging instruments and the types of risk components of non-financial items that are eligible for hedge accounting and the change of the hedge effectiveness test. This standard will supersede the amendments to K-IFRS 1039- Financial instrument: recognition and measurement, and the amendments are effective for annual periods beginning on or after January 1, 2018.

Amendments to K-IFRS 1115 – Revenue from Contracts with Customers

The core principle under K-IFRS 1115 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments introduce a five-step approach to revenue recognition and measurement: 1) Identify the contract with a customer, 2) Identify the performance obligations in the contract, 3) Determine the transaction price, 4) Allocate the transaction price to the performance obligations in the contract and 5) Recognize revenue when (or as) the entity satisfies a performance obligation. This standard will supersede K-IFRS 1011 - Construction Contracts, K-IFRS 1018- Revenue, K-IFRS 2113 - Customer Loyalty Programmes, K-IFRS 2115-Agreements for the Construction of Real Estate, K-IFRS 2118 - Transfers of Assets from Customers, and K-IFRS 2031-Revenue-Barter Transactions Involving Advertising Services. The amendments are effective for annual periods beginning on or after January 1, 2018.

Annual Improvements to K-IFRS 2012-2014 cycle

The annual improvements include amendments to a number of K-IFRSs. The amendments introduce specific guidance in K-IFRS 1105 Non-current Assets Held for Sale and Discontinued Operations for when an entity reclassifies an asset (or disposal of Consolidated Entity) from held for sale to held for distribution to owners (or vice versa), such a change is considered as a continuation of the original plan of disposal and not as a change to a plan of sale. Other amendments in the Annual Improvements include K-IFRS 1107 Financial Instruments: Disclosures, K-IFRS 1019 Employee Benefits, and K-IFRS 1034 Interim Financial Reporting.

The list above does not include some other amendments, but the Company anticipates that these amendments do not have significant impact on the Company’s financial statements.

(2)	Property, plant and equipment

Property, plant and equipment are stated at cost less subsequent accumulated depreciation and accumulated impairment losses.

The cost of an item of property, plant and equipment is directly attributable to its purchase or construction, which includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. It also includes the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent costs are recognized in carrying amount of an asset or as a separate asset if it is probable that future economic benefits associated with the assets will flow into the Company and the cost of an asset can be measured reliably.

The carrying amount of the replaced part is eliminated from the books. Routine maintenance and repairs are expensed as incurred.

The Company does not depreciate land. Depreciation expense is computed using the straight-line method based on the estimated useful lives of the assets as follows:

Classification	Useful life
Buildings used for business purpose	40 years
Structures in leased office	4 years
Equipment	4 years
Vehicle	4 years
Rental asset	5 years

The Company reviews the depreciation method, the estimated useful lives and residual values of property, plant and equipment at the end of each annual reporting period. If expectations differ from previous estimates, the changes are accounted for as a change in an accounting estimate.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on derecognition of the property (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss in the period in which the property is derecognized.

(3)	Goodwill

Goodwill resulting from an acquisition of a business is carried at cost as established at the date of acquisition of the business, less accumulated impairment losses, if any.

For the purpose of impairment testing, goodwill is allocated to each of the Company’s cash-generating units (or groups of cash-generating units) that is expected to benefit from the synergies of the combination.

A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently, when there is an indication that the unit may be impaired. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit on a pro rata basis based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

(4)	Intangible assets

1)	Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are carried at cost, less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over their estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis. Intangible assets with indefinite useful lives that are acquired separately are carried at cost, less accumulated impairment losses.

2)	Internally generated intangible assets - research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

Expenditure arising from development (or from the development phase of an internal project) is recognized as an intangible asset if, and only if, the development project is designed to produce new or substantially improved products, and the Company can demonstrate the technical and economic feasibility and measure reliably the resources attributable to the intangible asset during its development.

The amount initially recognized for internally generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria. Where no internally generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

3)	Intangible assets acquired in a business combination

Intangible assets that are acquired in a business combination are recognized separately from goodwill and are initially recognized at their fair value at the acquisition date (which is regarded as their cost). Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

4)	Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from its use. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

(5)	Impairment of Premises and equipment and intangible assets other than goodwill

At the end of each reporting period, the Company reviews the carrying amounts of its Premises and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise, they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Intangible assets with indefinite useful lives and intangible assets not yet available for use are tested for impairment at least annually, and whenever there is an indication that the asset may be impaired.

Recoverable amount is the higher of fair value less costs to sell and value in use. If the recoverable amount of an asset (or a cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or the cash-generating unit) is reduced to its recoverable amount and the reduced amount is recognized in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or a cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or the cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

(6)	Investment property

Investment properties are properties held to earn rentals and/or for capital appreciation. Investment properties are measured initially at cost, including transaction costs. Subsequent to initial recognition, investment properties are reported at cost less accumulated depreciation and accumulated impairment losses.

Subsequent costs are recognized in carrying amount of an asset or as a separate asset if it is probable that future economic benefits associated with the assets will flow into the Company and the cost of an asset can be measured reliably. Routine maintenance and repairs are expensed as incurred.

While land is not depreciated, all other investment properties are depreciated based on the respective assets’ estimated useful lives range using the straight-line method.

The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An investment property is derecognized upon disposal or when the investment property is permanently withdrawn from use and no future economic benefits are expected from the disposal. Any gain or loss arising on derecognition of the property (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in profit or loss in the period in which the property is derecognized.

(7)	Financial assets and financial liabilities

1)	Classification of financial assets

Financial assets are classified into the following specified categories: ‘financial assets at fair value through profit or loss (“FVTPL”),’ ‘held-to-maturity (“HTM”) investments,’ ‘available-for-sale (“AFS”) financial assets’ and ‘loans and receivables.’ The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

a)	Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or designated as at FVTPL. A financial asset is classified as held for trading if it has been acquired principally to be sold in the near future.

b)	Loans and receivables

Non-derivative financial assets that have fixed or determinable payments that are not quoted in an active market are classified as ‘loans and receivables.’

c)	AFS financial assets

Non-derivative financial assets that are either designated as AFS or not classified as ‘financial assets at FVTPL,’ ‘HTM investments’ or ‘loans and receivables’ are classified as AFS.

d)	HTM investments

Non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Company has the positive intent and ability to hold to maturity are classified as HTM financial assets.

2)	Classification of financial liabilities

Financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities measured at amortized cost.

a)	Financial liabilities at FVTPL

Financial liabilities are classified as at FVTPL when they are either held for trading or designated as at FVTPL. A financial liability is classified as held for trading if it has been acquired principally to be repurchased in the near future.

b)	Financial liabilities measured at amortized costs

Financial liabilities that are not classified as at FVTPL are measured at amortized costs. Deposits and debt securities that are not designated as at FVTPL are classified as financial liabilities measured at amortized costs.

3)	Recognition and Measurement

Standard trading transaction of a financial asset is recognized at the date of transaction when the Company becomes a party to the contractual provisions of the asset. All types of financial instruments, except financial assets/liabilities at FVTPL, are measured at fair value at initial recognition plus transaction costs that are directly attributable to the acquisition. Financial assets/liabilities at FVTPL are initially recognized at fair value, and transaction costs directly attributable to the acquisition are recognized in the statement of comprehensive income.

Financial assets/liabilities at FVTPL and AFS financial assets are subsequently measured at fair value. HTM financial assets, loans and receivables and other financial liabilities are measured at amortized costs using the effective interest rate method.

Interest income and expense in accordance with financial assets and liabilities are recognized in net income on an accrual basis using the effective interest rate method.

Gains or losses arising from changes in the fair value of the financial assets/liabilities at FVTPL are presented in the statement of comprehensive income during the period in which they arise. Changes in the fair value of AFS financial assets presented in foreign currencies consist of difference of foreign currencies and changes in other carrying amount. Difference of foreign currencies of monetary AFS financial assets is recognized in profit or loss for the period, while difference of foreign currencies of non-monetary assets is recognized in other comprehensive income (“OCI”).

Dividends income of financial assets at FVTPL and AFS financial assets is recognized in net income loss when the Company’s right to receive the dividend is established.

AFS financial assets recognize cumulative fair value adjustment, which is previously recognized in the equity, in net income when disposing of assets or recognizing impairment loss.

4)	Derecognition of financial assets and liabilities

The Company derecognizes a financial asset when the contractual right to the cash flows from the asset is expired, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another company. If the Company neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Company recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. The Company derecognizes financial liabilities when, and only when, the Company’s obligations are discharged, canceled or expired.

(8)	Offsetting financial instruments

Financial assets and liabilities are presented net in the statement of financial position when the Company has an enforceable legal right to set off and an intention to settle on a net basis or to realize an asset and settle the liability.

(9)	Impairment of financial assets

1)	Assets carried at amortized costs

The Company assesses at the end of each reporting period whether there is any objective evidence that a financial asset (or a group of financial assets) is impaired. A financial asset (or a group of financial assets) is regarded as impaired when there is an objective evidence of impairment loss as a result of one or more events (the “loss event”) that occurred after the initial recognition and the loss event has an impact on the estimated future cash flows of the financial asset.

For all other financial assets, objective evidence of impairment include:

•	Significant financial difficulty of the issuer or obligor;

•	A breach of contract, such as a default or delinquency in interest or principal payments;

•	The lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider;

•	It becoming probability that the borrower will enter bankruptcy or financial reorganization;

•	The disappearance of an active market for the financial asset due to financial difficulties;

•	Observable data indicating that there is a measurable decrease in the estimated future cash flows of a group of financial assets after initial recognition, although the decrease in the estimated future cash flows of individual financial assets included in the Company is not identifiable.

For individually significant financial assets, the Company assesses whether objective evidence of impairment exists individually, and it assesses for impairment of financial assets that are not significant on an individual or collective basis.

If there is no objective evidence of impairment exists for financial assets individually assessed, the Company includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets for which the Company recognizes impairment based on an individual assessment or impairment loss is continuously recognized are not subject to a collective impairment assessment.

The amount of impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit loss that is not yet incurred), which is discounted at the financial asset’s original effective interest rate. The amount of loss is reduced directly from the asset’s carrying value or by using a provision account, and it is recognized in net income.

For loans and receivables or HTM financial assets with the variable interest rate, the current effective interest rate, which is determined under the contract, is used to measure impairment loss.

Whether collateral inflow is probable or not, the present value of the estimated future cash flows of collateralized financial asset is calculated as the cash flows, which may arise from collateral inflow, less costs of acquiring and selling collateral.

For a collective assessment on impairment, financial assets are classified based on similar credit risk characteristics (i.e., based on the assessment of credit risk or grading process, considering asset type, industry, geographical location, collateral type, past-due status, and other relevant elements) indicating the debtor’s ability to pay all amounts of debt under the contractual terms. These characteristics are relevant to the estimation of future cash flows for groups of such assets as being indicative of the debtors’ ability to pay all amounts due according to the contractual terms of the assets being evaluated.

Future cash flows for a group of financial assets that are collectively assessed for impairment are estimated based on the historical loss experience of assets having credit risk characteristics, similar to those in the Company of financial assets. If the historical loss experience is not enough or did not exist, similar corporation’s comparable historical loss experience of a group of financial assets is used. The effects of current conditions that do not have an impact in the historical loss experience period are reflected, and the historical loss experience is adjusted based on the current observable data in order to remove the effects of conditions that currently do not exist but existed in the historical loss experience period.

When the amount of impairment loss decreases subsequently and the decrease is related to an event occurred after the impairment is recognized (i.e., an improvement in the debtor’s credit rating), the previously recognized impairment loss is reversed directly from or by adjusting the provision account. The reversed amount is recognized in net income for the current period.

2)	AFS financial assets

The Company assesses at the end of each reporting period whether there is objective evidence that the Company’s financial asset (or a group of financial assets) is impaired.

For equity investments classified as AFS financial assets, a significant or prolonged decline in the fair value below the cost is considered as an objective evidence of impairment. When the fair value of an AFS financial asset is decreased below its acquisition cost, which is considered as an objective evidence of impairment, the cumulative loss, amounting to the difference between the acquisition cost and the current fair value, is removed from OCI and recognized in net income as an impairment loss.

For AFS equity instruments, impairment losses recognized in net income on equity instruments are not reversed in net income. Meanwhile, when the fair value of AFS debt instrument increases in a subsequent period and the evidence is objectively related to an event occurred after recognizing the impairment loss, the impairment loss is reversed and recognized in net income.

(10)	Lease

1)	Classification

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

①	The lease transfers ownership of the asset to the lessee by the end of the lease term;

②	The lessee has the option to purchase the asset at a price that is expected to be sufficiently lower than the fair value at the date the option becomes exercisable for it to be reasonably certain, at the inception of the lease, that the option will be exercised;

③	The lease term is for the major part of the economic life of the asset even if the title is not transferred;

④	At the inception of the lease, the present value of the minimum lease payments amounts to at least substantially all of the fair value of the leased asset; or

⑤	The leased assets are of such a specialized nature that only the lessee can use them without major modifications.

The lease that is not classified as a finance lease is classified as operating leases.

2)	Operating leases

The property on operating leases is stated at acquisition cost, net of accumulated depreciation. Expenditures that are incurred for the lease contract made but not executed at the date of the statement of financial position are accounted for as prepaid leased assets and are reclassified as operating lease assets at the inception of the lease term. Rentals from operating lease other than any guaranteed residual value are reported as revenues on a straight-line basis over the lease term. Initial direct costs incurred during the period of preparing the lease contract are recognized as operating lease assets and are amortized over the lease term in proportion to the recognition of income on leased assets. If a lease agreement is canceled in the middle of lease term, the balance of operating leased assets is substituted for canceled lease assets. The canceled lease assets are depreciated over their residual useful life, but are mostly disposed of in the month of cancellation.

3)	Finance leases

Finance lease assets are recognized in the Company’s statement of financial position at amounts equal to the net investment, and interest income is recognized by applying effective interest rate to uncollected net investment of finance lease. Minimum lease payments are the payment over the lease term that the lessee is required to pay to the lessor and include the following:

①	The minimum rental payments called for by the lease over the lease term

②	Any payment that the lessee must make, provided that the lessor is supposed to transfer the ownership of the lease property to lessee at the expiration of the lease

③	Any guarantee of the residual value at the expiration of the lease term by a third party unrelated to either the lessee or the lessor, provided the third party is financially capable of discharging the obligations that may arise from the guarantee

④	The amount of bargain purchase option if the lease contains a bargain purchase option

4)	Initial direct costs

For operating lease, the initial direct costs, including fees that arise directly or additionally relating to the lease during the negotiating or contracting phase, and legal expenses are recognized as separate asset by the title of initial direct costs and recorded as expenses during the lease term in response to the profit of lease payment.

For finance lease, the initial direct costs are included in the initial recognition amount of finance lease receivables and recorded by the method to depreciate them according to effective interest method during the lease term and then deducted from the profit of finance lease.

5)	Adjusted lease payment

The lease payment whose amount is not fixed but decided on the basis of the future amount from the elements (e.g., the fixed ratio of sales, use amount, price index and market interest rate) out of lapse or the period is recognized as the profit and loss during the term of lease payment accrued.

6)	Prepaid lease assets

The expenditure accrued relating to the finance lease agreement that was concluded but not carried out as of the end of the term is recorded as prepaid lease assets.

7)	Canceled lease

In case of canceled operating lease agreement, the amount recoverable from the lease user or lease surety relating to the lease agreement is recorded as the profit and loss for the financial year of the cancellation date.

(11)	Derivative financial instruments

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument. In such case the timing of the recognition in profit or loss depends on the nature of the hedge relationship.

At the inception of the hedge relationship, the Company documents the relationship between the hedging instrument and the hedged item, along with its risk management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Company documents whether the hedging instrument is highly effective in offsetting changes in fair values or cash flows of the hedged item.

1)	Fair value hedges

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recognized in profit or loss immediately, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk. The change in the fair value of the hedging instrument and the change in the hedged item attributable to the hedged risk are recognized in the line of the statement of comprehensive income relating to the hedged item.

Hedge accounting is discontinued when the Company revokes the hedging relationship, when the hedging instrument expires or is sold, terminated or exercised, or when it no longer qualifies for hedge accounting. The fair value adjustment to the carrying amount of the hedged item arising from the hedged risk is amortized to profit or loss from that date.

2)	Cash flow hedges

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges is recognized in OCI. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss.

Amounts previously recognized in OCI and accumulated in equity are reclassified to profit or loss in the periods when the hedged item is recognized in profit or loss, in the same line of the statement of comprehensive income as the recognized hedged item. However, when the forecast transaction that is hedged results in the recognition of a non-financial asset or a non-financial liability, the gains and losses previously accumulated in equity are transferred from equity and included in the initial measurement of the cost of the non-financial asset or non-financial liability.

Hedge accounting is discontinued when the Company revokes the hedging relationship, when the hedging instrument expires or is sold, terminated or exercised, or it no longer qualifies for hedge accounting. Any gain or loss accumulated in equity at that time remains in equity and is recognized when the forecast transaction is ultimately recognized in profit or loss. When a forecast transaction is no longer expected to occur, the gain or loss accumulated in equity is recognized immediately in profit or loss.

(12)	Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

1)	Current tax

The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the statement of income and comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

2)	Deferred tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such deferred tax assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, and interests in joint ventures, except where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets arising from deductible temporary differences associated with such investments and interests are only recognized to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Company expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset if, and only if, the Company has a legally enforceable right to set off current tax assets against current tax liabilities, and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities that intend either to settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

For the purpose of measuring deferred tax liabilities and deferred tax assets for investment properties that are measured using the fair value model, the carrying amounts of such properties are presumed to be recovered entirely through sale, unless the presumption is rebutted. The presumption is rebutted when the investment property is depreciable and is held within a business model whose objective is to consume substantially all of the economic benefits embodied in the investment properties over time, rather than through sale.

3)	Current and deferred tax for the year

Current and deferred taxes are recognized in profit or loss, except when they relate to items that are recognized in OCI or directly in equity, in which case, the current and deferred taxes are also recognized in OCI or directly in equity, respectively. Where current tax or deferred tax arises from the initial accounting for a business combination, the tax effect is included in the accounting for the business combination.

(13)	Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive) as a result of a past event, it is probable that the Company will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (where the effect of the time value of money is material). The discount rate used is a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Where discounting is used, the increase in the provision due to the passage is recognized in profit or loss as a borrowing cost.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

At the end of each reporting period, the remaining provision balance is reviewed and assessed to determine if the current best estimate is being recognized. If the existence of an obligation to transfer economic benefit is no longer probable, the related provision is reversed during the period.

(14)	Financial guarantee contracts

A financial guarantee contract refers to the contract that requires the issuer to pay the specified amounts to reimburse the holder for a loss because the specified debtor fails to make payment when due under original or revised contractual terms of debt instruments.

Financial guarantee contract liabilities are initially measured at their fair values and are subsequently measured at the higher of:

•	The amount of the obligation under the contract, as determined in accordance with K-IFRS 1037, ‘Provisions, Contingent Liabilities and Contingent Assets’; and

•	The amount initially recognized, less cumulative amortization recognized in accordance with the K-IFRS 1018, ‘Revenue’

(15)	Retirement benefit costs and termination benefits

The Company operates defined benefit retirement benefit plans. For defined benefit retirement benefit plans, the cost of providing benefits is determined using the projected unit credit method, with actuarial valuations being carried out at the end of each reporting period. Remeasurement, comprising actuarial gains and losses, the effect of the changes to the asset ceiling (if applicable) and the return on plan assets (excluding interest), is reflected immediately in the statement of financial position with a charge or credit recognized in OCI in the period in which they occur. Remeasurement recognized in OCI is reflected immediately in retained earnings and will not be reclassified to profit or loss. Past service cost is recognized in profit or loss in the period of a plan amendment. Net interest is calculated by applying the discount rate at the beginning of the period to the net defined benefit liability or asset. Defined benefit costs are composed of service cost (including current service cost, past service cost, as well as gains and losses on curtailments and settlements), net interest expense (income), and remeasurement.

The Company presents the service cost and net interest expense (income) components in profit or loss, and the remeasurement component in OCI. Curtailment gains and losses are accounted for as past service costs.

The retirement benefit obligation recognized in the statements of financial position represents the actual deficit or surplus in the Company’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any economic benefits available in the form of refunds from the plans or reductions in future contributions to the plans.

A liability for a termination benefit is recognized at the earlier of when the entity can no longer withdraw the offer of the termination benefit and when the entity recognizes any related restructuring costs.

(16)	Interest income and expense recognition

The Company recognizes interest income and expenses from HTM financial assets measured at amortized cost, loans and receivables and other financial liabilities on an accrual basis using the effective interest rate method.

Effective interest rate method is the method of calculating the amortized cost of financial assets or liabilities and allocating the interest income or expense over the relevant period. The effective interest rate reconciles the expected future cash in and out through the expected life of financial instruments or shorter period, if appropriate, and net carrying value of financial assets or liabilities.

When calculating the effective interest rate, the Company estimates future cash flows considering all contractual terms of the financial instruments, such as prepayment option, except the loss on future credit risk. Also, the effective interest rate calculation reflects commission, points (only responsible for the effective interest rate) that are paid or earned between contracting parties, transaction costs, and other premiums and discounts.

(17)	Origination fees and costs

The commission, which is a part of the effective interest rate of loans, is accounted for deferred origination fees. Incremental cost related to the acquisition or disposal is accounted for deferred origination costs, and it is amortized with the effective interest method and is included in interest revenues on loans.

(18)	Loan sales

When the Company disposes of loans based on valuations performed by a third-party independent specialist (institution) using a reasonable and rational method, the difference between the book value and the selling price is recognized as gains and losses on disposal.

(19)	Fair value

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date. Fair value for measurement and/or disclosure purposes in these financial statements is determined on such a basis, except for share-based payment transactions that are within the scope of K-IFRS 1102 Share-based payment, leasing transactions that are within the scope of K-IFRS 1017 Leases, and measurements that have some similarities to fair value but are not fair value, such as net realisable value in K-IFRS 1002 Inventories or value in use in K-IFRS 1036 Impairment of Assets.

In addition, for financial reporting purposes, fair value measurements are categorized into Levels 1, 2 or 3 based on the degree to which the inputs to the fair value measurements are observable and the significance of the inputs to the fair value measurement in its entirety, which are described as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date;

•	Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly; and

•	Level 3 inputs are unobservable inputs for the asset or liability.

(20)	Investments in associates

In application of equity method accounting policies under K-IFRS 1028 Investments in associates, the Company assesses at the end of each reporting period whether there is any objective evidence that investments in associates is impaired. If there is any objective evidence existed, impairment losses are recognized as ‘other operating income’ in the statement of comprehensive income if the recoverable amount is less than its carrying amount.

3.	SIGNIFICANT ACCOUNTING ESTIMATES AND ASSUMPTIONS:

In application of accounting policies described in Note 2, the management should judge, estimate and assume with regard to carrying amount of non-identifiable assets and liabilities from other data. Actual results can differ from those estimates based on such definitions.

The significant accounting estimates and assumptions are continually evaluated and are based on historical experience and various factors, including expectations of future events that are considered to be reasonable.

The following are the accounting estimates and assumptions that have a significant risk of causing changes to the carrying amounts of assets and liabilities within the next accounting period:

(1)	Impairment loss of goodwill

In order to determine whether or not goodwill is impaired, it is necessary to estimate value in use of cash-generating unit that is allocating goodwill. To calculate value in use, reasonable discount rate should be determined to compute estimation of future cash flows and present value.

(2)	Fair value of financial instruments

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. The Company uses its judgment to select a variety of valuation techniques and make assumptions based on market conditions existing at the end of each reporting period.

(3)	Impairment loss on financial assets

The Company individually recognizes an impairment loss on financial assets by assessing the occurrence of loss events or assesses impairment for a group of financial assets with similar credit risk characteristics. Impairment loss on financial assets is the difference between such assets’ carrying value and the present value of estimated recoverable cash flows. The future cash flows are computed in the basis of accounting estimate.

(4)	Defined benefit plan

The Company operates defined benefit retirement pension plans. Defined benefit obligation is measured through actuarial valuation method every end of reporting period. In order to apply such actuarial valuation method, it is necessary to estimate discount rate, future wage growth rate and mortality ratio. Retirement pension plans contain significant uncertainty in these estimates due to its long-term characteristic.

4.	RISK MANAGEMENT:

The Company’s operating activity is exposed to various financial risks; hence, the Company is required to analyze and assess the level of complex risks, determine the level of risks to be accepted or manage the risks.

The Company’s risk management procedure is set for improvement in the quality of assets held and investments by making a decision about how to avoid or mitigate risks through the identification of the cause of the potential risk and its scope.

The Company takes an approach to minimize the risk and maximize the profit by managing the risks acceptable to the Company and by eliminating the excessive risks of financial instruments. For this, the following procedures are performed: risk recognition, measurement and assessment, control and monitoring and reporting.

The risk is managed by the risk management department according to the Company’s policy. The Risk Management Committee of the Company makes the decision on the risk strategy, such as allocation of risk assets and limit settlement.

(1)	Credit risk

Credit risk represents the possibility of financial losses incurred when the counterparty fails to fulfill its contractual obligations. The objective of credit risk management is to maintain the credit risk exposure to a permissible degree and to optimize the rate of return considering such credit risk.

1)	Credit risk management

The Company considers the probability of failure in performing the obligation of its counterparties, credit exposure to the counterparty and the related default risk and the rate of default loss.

2)	Credit line management

In order to manage credit risk limit, the Company establishes the appropriate credit line per obligor, company or industry and monitors obligors’ credit line, total exposures and loan portfolios when approving the loan.

3)	Maximum exposure to credit risk

The Company’s maximum exposure to credit risk refers to net book value of financial assets, net of allowances, which shows the uncertainties of maximum changes in net value of financial assets attributable to a particular risk without considering collateral and other credit enhancements obtained. The maximum exposed amount to credit risk of the finance guarantee is the maximum amount to be paid by the principal debtor’s claim.

The maximum exposures of financial instruments, excluding equity securities, to credit risk are as follows (Korean won):

	December 31, 2015		December 31, 2014
Loans and receivables
Loans	￦	5,122,316,890,683	￦	3,860,497,839,375
Other receivables		34,276,938,563		25,965,029,348

Subtotal		5,156,593,829,246		3,886,462,868,723

Off-balance:
Guarantees		1,595,759,771		5,446,558,706
Loan commitments		49,000,000,000		49,000,000,000

Subtotal		50,595,759,771		54,446,558,706

Total	￦	5,207,189,589,017	￦	3,940,909,427,429

4)	Credit risk of loans

The credit risk of loans and receivables by loan conditions is as follows (Unit: Korean won):

	December 31, 2015
	Consumers		Corporates		Total
Loans neither overdue nor impaired	￦	4,645,450,376,835	￦	404,604,442,454	￦	5,050,054,819,289
Loans overdue but not impaired		53,100,583,116		1,097,236,289		54,197,819,405
Impaired loans		38,694,596,742		66,288,889,756		104,983,486,498

Gross loans		4,737,245,556,693		471,990,568,499		5,209,236,125,192

Less: Provisions for credit losses		(41,610,351,699)		(45,308,882,810)		(86,919,234,509)

Carrying amount	￦	4,695,635,204,994	￦	426,681,685,689	￦	5,122,316,890,683

	December 31, 2014
	Consumers		Corporates		Total
Loans neither overdue nor impaired	￦	3,555,236,848,280	￦	239,105,120,717	￦	3,794,341,968,997
Loans overdue but not impaired		58,834,749,496		1,055,103,719		59,889,853,215
Impaired loans		46,831,656,488		40,039,656,831		86,871,313,319

Gross loans		3,660,903,254,264		280,199,881,267		3,941,103,135,531

Less: Provisions for credit losses		(50,956,488,380)		(29,648,807,776)		(80,605,296,156)

Carrying amount	￦	3,609,946,765,884	￦	250,551,073,491	￦	3,860,497,839,375

a) Loans neither overdue nor impaired

Carrying amount of loans that are neither overdue nor impaired by credit rating as of December 31, 2015 and 2014, is as follows (Unit: Korean won):

	December 31, 2015
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Consumers	￦	1,302,842,757,581	￦	1,788,666,974,265	￦	1,177,448,076,154	￦	348,096,394,512	￦	28,396,174,323	￦	4,645,450,376,835
Corporates		64,446,904,440		160,709,136,227		22,760,547,855		4,958,078,007		151,729,775,925		404,604,442,454

Total		1,367,289,662,021		1,949,376,110,492		1,200,208,624,009		353,054,472,519		180,125,950,248		5,050,054,819,289

Less: Provisions for credit losses		(3,751,385,396)		(11,964,456,497)		(2,626,366,086)		(827,735,648)		(226,169,338)		(19,396,112,965)

Total, net	￦	1,363,538,276,625	￦	1,937,411,653,995	￦	1,197,582,257,923	￦	352,226,736,871	￦	179,899,780,910	￦	5,030,658,706,324

	December 31, 2014
	Grade 1		Grade 2		Grade 3		Grade 4		Grade 5		Total
Consumers	￦	913,857,571,307	￦	1,345,878,550,822	￦	953,132,632,275	￦	317,219,595,614	￦	25,148,498,262	￦	3,555,236,848,280
Corporates		28,924,240,057		90,633,703,782		18,876,314,722		1,910,790,639		98,760,071,517		239,105,120,717

Total		942,781,811,364		1,436,512,254,604		972,008,946,997		319,130,386,253		123,908,569,779		3,794,341,968,997

Less: Provisions for credit losses		(2,232,138,401)		(16,397,541,160)		(3,382,316,817)		(1,289,115,162)		(1,991,745,540)		(25,292,857,080)

Total, net	￦	940,549,672,963	￦	1,420,114,713,444	￦	968,626,630,180	￦	317,841,271,091	￦	121,916,824,239	￦	3,769,049,111,917

b) Loans overdue but not impaired

Carrying amount of loans that is overdue but not impaired by age as of December 31, 2015 and 2014, is as follows (Unit: Korean won):

	December 31, 2015
	Less than 30 days		30–59 days		60–89 days		Total
Consumers	￦	33,603,656,765	￦	11,974,547,262	￦	7,522,379,089	￦	53,100,583,116
Corporates		828,297,963		243,838,289		25,100,037		1,097,236,289

Total		34,431,954,728		12,218,385,551		7,547,479,126		54,197,819,405

Less: Provisions for credit losses		(3,992,920,752)		(4,563,319,060)		(3,846,348,388)		(12,402,588,200)

Total, net	￦	30,439,033,976	￦	7,655,066,491	￦	3,701,130,738	￦	41,795,231,205

	December 31, 2014
	Less than 30 days		30–59 days		60–89 days		Total
Consumers	￦	36,305,626,818	￦	13,190,740,358	￦	9,338,382,320	￦	58,834,749,496
Corporates		379,881,590		392,908,664		282,313,465		1,055,103,719

Total		36,685,508,408		13,583,649,022		9,620,695,785		59,889,853,215

Less: Provisions for credit losses		(4,828,251,150)		(5,283,565,651)		(5,106,825,626)		(15,218,642,427)

Total	￦	31,857,257,258	￦	8,300,083,371	￦	4,513,870,159	￦	44,671,210,788

c) Impaired loans

Carrying amount of impaired loans as of December 31, 2015 and 2014, is as follows (Unit: Korean won):

	December 31, 2015
	Consumers		Corporates		Total
Impaired loans	￦	38,694,596,742	￦	66,288,889,756	￦	104,983,486,498
Less: Provisions for credit losses		(21,001,456,505)		(34,119,076,839)		(55,120,533,344)

Total	￦	17,693,140,237	￦	32,169,812,917	￦	49,862,953,154

	December 31, 2014
	Consumers		Corporates		Total
Impaired loans	￦	46,831,656,488	￦	40,039,656,831	￦	86,871,313,319
Less: Provisions for credit losses		(25,906,298,954)		(14,187,497,695)		(40,093,796,649)

Total	￦	20,925,357,534	￦	25,852,159,136	￦	46,777,516,670

5)	Reduced effect of credit risk owing to collateral

Details of quantitative effect of credit risk mitigated due to collateral retained and other credit enhancement as of December 31, 2015 and 2014, are as follows (Unit: Korean won):

	December 31, 2015
	Impaired Loans				Non-impaired Loans				Total
	Individual		Collective		Overdue		Not overdue
Guarantees	￦	—	￦	—	￦	—	￦	—	￦	—
Property and equipment		2,135,267,555		33,940,097,215		40,428,520,117		1,348,669,415,839		1,425,173,300,727
Real estate		31,095,216,819		1,052,530,623		1,854,916,095		14,244,681,400		48,247,344,937

Total	￦	33,230,484,374	￦	34,992,627,838	￦	42,283,436,212	￦	1,362,914,097,239	￦	1,473,420,645,664

	December 31, 2014
	Impaired Loans				Non-impaired Loans				Total
	Individual		Collective		Overdue		Not overdue
Guarantees	￦	1,399,545,188	￦	—	￦	—	￦	—	￦	1,399,545,188
Property and equipment		—		24,581,618,819		29,511,873,878		973,676,223,313		1,027,769,716,010
Real estate		20,397,595,555		680,549,294		1,190,961,265		8,661,536,474		30,930,642,588

Total	￦	21,797,140,743	￦	25,262,168,113	￦	30,702,835,143	￦	982,337,759,787	￦	1,060,099,903,786

6)	Concentration analysis of credit risk

Details of the Company’s corporate loans by industry are as follows (Unit: Korean won):

	December 31, 2015
	Loans		Allowances		Carrying amount
Financial institutions	￦	37,090,084,576	￦	(1,968,880,239)	￦	35,121,204,337
Manufacturing		11,717,329,770		(3,992,689,097)		7,724,640,673
Service		42,969,799,993		(9,703,281,857)		33,266,518,136
Wholesale and retail		165,193,840,320		(967,742,222)		164,226,098,098
Construction		46,269,609,713		(4,704,044,909)		41,565,564,804
Public sector		10,600,135,053		(17,611,452)		10,582,523,601
Others		158,149,769,074		(23,954,633,034)		134,195,136,040

Total, net	￦	471,990,568,499	￦	(45,308,882,810)	￦	426,681,685,689

	December 31, 2014
	Loans		Allowances		Carrying amount
Financial institutions	￦	11,470,799,650	￦	(800,539,186)	￦	10,670,260,464
Manufacturing		14,772,366,936		(176,595,119)		14,595,771,817
Service		102,928,050,577		(22,025,452,869)		80,902,597,708
Wholesale and retail		108,398,117,133		(1,067,504,203)		107,330,612,930
Construction		21,413,078,940		(4,132,218,109)		17,280,860,831
Public sector		13,408,904,245		(21,499,601)		13,387,404,644
Others		7,808,563,786		(1,424,998,689)		6,383,565,097

Total	￦	280,199,881,267	￦	(29,648,807,776)	￦	250,551,073,491

The details of the Company’s consumer loans are classified as follows (Unit: Korean won):

	December 31, 2015
	Loans		Allowances		Carrying amount
Housing purpose	￦	17,422,231,151	￦	(270,156,335)	￦	17,152,074,816
General purpose		4,719,823,325,542		(41,340,195,364)		4,678,483,130,178

Total	￦	4,737,245,556,693	￦	(41,610,351,699)	￦	4,695,635,204,994

	December 31, 2014
	Loans		Allowances		Carrying amount
Housing purpose	￦	70,779,925,440	￦	(767,639,630)	￦	70,012,285,810
General purpose		3,590,123,328,824		(50,188,848,750)		3,539,934,480,074

Total	￦	3,660,903,254,264	￦	(50,956,488,380)	￦	3,609,946,765,884

(2)	Market risk

Market risk is the possible risk of loss arising from trading activities in the volatility of market factors, such as interest rates, stock prices and foreign exchange rates. Market risk occurs as a result of changes in the interest rates and foreign exchange rates for financial instruments that are not yet settled, and all contracts are exposed to a certain level of volatility according to the interest rates, credit spreads, foreign exchange rates and the price of equity securities.

1)	Market risk management

For trading activities, the Company avoids, takes or mitigates risks by identifying the underlying source of risks, measuring parameters and evaluating their reasonableness.

2)	Market risk measurement

The Risk Management Committee allocates owned capital to market risk. The Risk Management department measures the Value at Risk (“VaR,” maximum losses) limit by department and risk factor and loss limit on a daily basis and regularly reports to the Risk Management Committee.

3)	Risk control

At the beginning of every year, the Risk Management Committee establishes the VaR limit, loss limit and risk capital limit for its management purposes. Risk limit by desk/dealer is independently managed to the extent of the limit given to each department and the investment limit is managed by risk management personnel within the department.

4)	Exposure to market risk

a) Interest rate risk

Interest rate risk is that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rate. Details of financial assets and liabilities exposed to interest rate risk as of December 31, 2015 and 2014, are as follows (Unit: Korean won):

	December 31, 2015
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 year to 5 years		Total
Loans and receivables	￦	49,134,582,985	￦	11,474,700,489	￦	2,527,151,279	￦	706,589,877	￦	—	￦	63,843,024,630
	December 31, 2014
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 year to 5 years		Total
Loans and receivables	￦	48,887,088,581	￦	9,955,260,841	￦	3,527,447,258	￦	13,405,032,037	￦	—	￦	75,774,828,717

b) Stock price risk

Stock price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices (other than those arising from interest rate risk or currency risk). The details of financial assets and liabilities exposed to stock price risk as of December 31, 2015 and 2014, are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Other beneficiary certificates	￦	39,252,244	￦	38,841,081

c) Currency risk

Currency risk is that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates as of December 31, 2015 and 2014. There are no financial assets and liabilities exposed to currency risk.

5)	Sensitivity analysis of market risk

a) Interest rate risk

Assuming the fluctuation in 2% interest rate, the analysis in detail of one-year Earning at Risk (“EaR”) and VaR in the future for the financial assets exposed to the interest rate risk as of December 31, 2015 and 2014, is as follows (Unit: Korean won):

December 31, 2015				December 31, 2014
EaR		VaR		EaR		VaR
￦	3,229,900,388	￦	220,168,498	￦	3,087,433,928	￦	486,274,119

b) Stock price risk

Financial assets exposed to stock price risk as of December 31, 2015 and 2014, are ￦39,252 thousand and ￦38,841 thousand, respectively. It is considered that the effect of the stock price risk is not significant.

c) Currency risk

As of December 31, 2015 and 2014, there are no financial assets exposed to currency risk.

(3)	Liquidity risk

Liquidity risk refers to the Company’s risk of encountering difficulties in meeting obligations from its financial liabilities.

1)	Liquidity risk management

Liquidity risk management is to prevent potential cash shortage as a result of mismatching the use of funds (assets) and sources of funds (liabilities) or unexpected cash outflows. The target for liquidity risk management includes entire assets and liabilities in the statement of financial position and derivatives that cash flows may be generating from marginal account.

Assets and liabilities are grouped by account under Asset Liability Management in accordance with the characteristics of the account. The Company manages liquidity risk by identifying maturity gap and such gap ratio through various cash flows analyses (i.e., based on remaining maturity and contract period), while maintaining the gap ratio at or below the target limit.

2)	Cash flow of non-derivative financial liabilities

The following table analyzes the Company’s remaining contractual maturity for its non-derivative financial liabilities. The table has been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Company can be required to pay. The table below includes both interest and principal cash flows.

Financial liabilities are classified depending on the maturities. If there is no maturity or maturity allocation is needed, the Company allocates the financial liability’s maturity based on the nature of products.

In case of request of transaction counterparty for financial guarantee and loan commitment, the Company will allocate the earliest period either when the payment is able to be required or when the payment is allowed since it should carry out the payment immediately (Unit: Korean won):

	December 31, 2015
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 year to 5 years		More than 5 years		Total
Borrowings	￦	50,000,000,000	￦	35,000,000,000	￦	209,660,000,000	￦	50,000,000,000	￦	—	￦	—	￦	344,660,000,000
Debentures		381,764,841,636		344,119,724,191		241,611,671,945		290,038,719,385		3,147,311,538,091		21,095,368,446		4,425,941,863,694
Other financial liabilities		70,277,007,088		13,491,589,462		17,499,793,039		18,145,544,500		276,745,083,593		—		396,159,017,682
Guarantee		1,595,759,771		—		—		—		—		—		1,595,759,771
Loan commitments		49,000,000,000		—		—		—		—		—		49,000,000,000

Total	￦	552,637,608,495	￦	392,611,313,653	￦	468,771,464,984	￦	358,184,263,885	￦	3,424,056,621,684	￦	21,095,368,446	￦	5,217,356,641,147

	December 31, 2014
	Within 3 months		4 to 6 months		7 to 9 months		10 to 12 months		1 year to 5 years		More than 5 years		Total
Borrowings	￦	100,000,000,000	￦	140,000,000,000	￦	50,000,000,000	￦	20,000,000,000	￦	50,000,000,000	￦	—	￦	360,000,000,000
Debentures		274,074,558,333		231,374,725,000		319,710,475,000		287,216,850,000		1,980,054,133,333		—		3,092,430,741,666
Other financial liabilities		63,478,347,904		14,097,779,493		12,536,515,100		12,664,479,988		184,721,092,224		—		287,498,214,709
Guarantee		5,446,558,706		—		—		—		—		—		5,446,558,706
Loan commitments		49,000,000,000		—		—		—		—		—		49,000,000,000

Total	￦	491,999,464,943	￦	385,472,504,493	￦	382,246,990,100	￦	319,881,329,988	￦	2,214,775,225,557		—	￦	3,794,375,515,081

3)	Cash flows of derivative instruments

Remaining maturity on the contract of derivatives financial liabilities as of December 31, 2015, is as follows (Unit: Korean won):

	December 31, 2015
	Within three months		Four to six months		Seven to nine months		10 to 12 months		1 year to 5 years		More than 5 years		Total
Derivative liabilities	￦	—	￦	—	￦	—	￦	—	￦	562,617,406	￦	—	￦	562,617,406

(4)	Capital risk

The objective of the Company’s capital management is to maintain sound capital structure. The Company uses the adjusted capital adequacy ratio under the Supervision of Specialized Credit Financial Business Law as a capital management indicator. This ratio is calculated dividing adjusted total assets by adjusted equity.

Adjusted capital adequacy ratios of the Company as of December 31, 2015 and 2014, are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Adjusted total assets (A)	￦	5,262,971,050,712	￦	3,943,108,846,549
Adjusted equity (B)		585,756,912,897		472,672,198,984
Adjusted capital adequacy ratio (B/A)		11.13%		11.99%

5.	OPERATING SEGMENTS:

The reporting segment by the Company, based on No. 1108, “Operating Segments” of the K-IFRS adopted by Korea, is a single segment. The reporting segment in detail in the Company’s overall level is as follows:

(1)	Information on financial products and services

The Company’s products can be classified into interest-accrued product and fee-accrued product. The profit by product recognized for the years ended December 31, 2015 and 2014, is as follows (Unit: Korean won):

	For the year ended December 31, 2015		For the year ended December 31, 2014		Major product
Interest income	￦	312,645,376,091	￦	302,247,936,059	Loans, loans for installment and finance lease receivables
Fees and commission income		38,912,433,129		20,686,052,781	Finance lease, operating lease assets and financial guarantee

(2)	Information on geographical areas

The profits of the Company (profits from interest and fee) from external customers accrued domestically, and there is no profit accrued abroad for the nine months ended December 31, 2015 and 2014.

6.	CASH AND CASH EQUIVALENTS:

(1)	Details of cash and cash equivalents are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Currency	￦	1,390,004	￦	5,988,791
Ordinary deposits		246,560,053,409		44,723,909,348

Total	￦	246,561,443,413	￦	44,729,898,139

7.	AFS FINANCIAL ASSETS:

(1)	Details of AFS financial assets are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Unlisted stock	￦	1,084,855,455	￦	785,413,553
Capital contributions		3,413,685,948		6,042,116,018
Other beneficiary certificates		39,252,244		38,841,081

Total	￦	4,537,793,647	￦	6,866,370,652

(2)	Changes in AFS financial assets are as follows (Unit: Korean won):

	For the year ended December 31, 2015		For the year ended December 31, 2014
Beginning balance	￦	6,866,370,652	￦	6,173,601,385
Acquisition		300,000,000		—
Disposal		(2,335,423,198)		(107,919,485)
Valuation		(293,153,807)		800,688,752

Ending balance	￦	4,537,793,647	￦	6,866,370,652

8.	INVESTMENTS IN ASSOCIATES:

(1)	Details of investments in associates are as follows (Unit: Korean won):

	December 31, 2015
	Company	Percentage of ownership (%)	Acquisition cost		Amount of total equity		Carrying amount		Major business contents	Country
Associate	SY Auto Capital Co. Ltd.(*)	49%	￦	9,800,000,000	￦	9,800,000,000	￦	9,481,190,403	Automotive lease-purchase financing company	Republic of Korea

(*)	By participating in the decision-making bodies, as of December 31, 2015, the Company has a significant influence over the associate’s decision-making process, which is related to its financial and business policies.

(2)	Details of changes in investments in associates are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Company	Beginning balance		Acquisition		Valuation	Disposition		Impairment		Ending balance
Associate	SY Auto Capital Co. Ltd.	￦	—	￦	9,800,000,000	￦ (318,809,597)	￦	—	￦	—	￦	9,481,190,403

9.	LOANS AND RECEIVABLES:

(1)	Details of loans and receivables are as follows (Unit: Korean won):

1)	Loans and receivables

	December 31, 2015		December 31, 2014
Loans
Loans	￦	2,768,357,133,777	￦	2,029,535,648,409
Loans for installment		1,145,439,102,854		973,784,919,406
Finance lease receivables		1,208,520,654,052		857,177,271,560
Subtotal		5,122,316,890,683		3,860,497,839,375
Other receivables		34,276,938,563		25,965,029,348

Total	￦	5,156,593,829,246	￦	3,886,462,868,723

2)	Loans

	December 31, 2015		December 31, 2014
Loans
Loans	￦	2,782,403,549,567	￦	2,045,508,230,078
Deferred loan origination fees and costs		50,004,670,543		40,528,186,475
Provisions for credit losses		(77,803,355,979)		(67,294,387,027)

Subtotal		2,754,604,864,131		2,018,742,029,526

Factoring receivables
Factoring receivables		13,750,310,595		10,678,108,355
Provisions for credit losses		(75,528,654)		—

Subtotal		13,674,781,941		10,678,108,355

Advance payments on guarantees
Advance payments on guarantees		108,929,481		418,187,424
Provisions for credit losses		(31,441,776)		(302,676,896)

Subtotal		77,487,705		115,510,528

Total	￦	2,768,357,133,777	￦	2,029,535,648,409

3) Loan for installments

	December 31, 2015		December 31, 2014
Loans for installment	￦	1,144,844,969,575	￦	982,876,771,661
Deferred loan origination costs and fees		7,782,795,775		1,606,405,066
Provisions for credit losses		(7,188,662,496)		(10,698,257,321)

Total	￦	1,145,439,102,854	￦	973,784,919,406

4)	Finance lease receivables

	December 31, 2015		December 31, 2014
Finance lease receivables	￦	1,153,712,696,636	￦	820,268,700,260
Deferred loan origination costs and fees		56,628,203,020		39,218,546,212
Provisions for credit losses		(1,820,245,604)		(2,309,974,912)

Total	￦	1,208,520,654,052	￦	857,177,271,560

5)	Other receivables

	December 31, 2015		December 31, 2014
Due from banks	￦	3,000,000	￦	6,000,000
Receivables
Receivables		5,892,534,366		4,595,273,219
Provisions for credit losses		(1,604,810,465)		(1,022,914,819)

Subtotal		4,287,723,901		3,572,358,400

Accrued income
Accrued income		22,622,494,331		17,964,721,777
Provisions for credit losses		(224,314,139)		(366,505,632)

Subtotal		22,398,180,192		17,598,216,145

Leasehold deposits
Leasehold deposits for place of business		7,334,838,620		4,356,751,080
Other leasehold deposits		495,695,381		490,140,991
Present value discount		(242,499,531)		(58,437,268)

Subtotal		7,588,034,470		4,788,454,803

Total	￦	34,276,938,563	￦	25,965,029,348

(2)	Details of restricted due from banks are as follows (Unit: Korean won):

Classification	Financial institution	December 31, 2015		December 31, 2014		Reason for restriction

Special deposits	KB Kookmin Bank	￦	3,000,000	￦	6,000,000	Deposits for opening account

Total		￦	3,000,000	￦	6,000,000

(3)	Changes in deferred loan origination fees and costs related to loan and receivables are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Beginning balance		Increase		Decrease		Ending balance
Loans	￦	40,528,186,475	￦	54,785,948,446	￦	45,309,464,378	￦	50,004,670,543
Loans for installment		1,606,405,066		7,544,839,482		1,368,448,773		7,782,795,775
Finance lease receivables		39,218,546,212		47,150,076,205		29,740,419,397		56,628,203,020

Total	￦	81,353,137,753	￦	109,480,864,133	￦	76,418,332,548	￦	114,415,669,338

	For the year ended December 31, 2014
	Beginning balance		Increase		Decrease		Ending balance
Loans	￦	30,374,029,764	￦	22,957,779,661	￦	12,803,622,950	￦	40,528,186,475
Loans for installment		14,874,897,812		15,721,976,527		28,990,469,273		1,606,405,066
Finance lease receivables		23,999,043,506		37,118,790,601		21,899,287,895		39,218,546,212

Total	￦	69,247,971,082	￦	75,798,546,789	￦	63,693,380,118	￦	81,353,137,753

(4)	Changes in the provisions for credit losses on loans and receivables are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Loans		Loans for installment		Finance lease receivables		Other receivables		Total
Beginning balance	￦	67,597,063,923	￦	10,698,257,321	￦	2,309,974,912	￦	1,389,420,451	￦	81,994,716,607
Provisions for credit losses		38,484,036,466		3,193,013,419		1,820,199,977		1,133,025,564		44,630,275,426
Recoveries of written-off loans		12,343,053,913		6,509,343,710		805,943,510		297,011,151		19,955,352,284
Charge-off		(40,513,827,893)		(13,211,951,954)		(3,115,872,795)		(990,332,562)		(57,831,985,204)

Ending balance	￦	77,910,326,409	￦	7,188,662,496	￦	1,820,245,604	￦	1,829,124,604	￦	88,748,359,113

	For the year ended December 31, 2014
	Loans		Loans for installment		Finance lease receivables		Other receivables		Total
Beginning balance	￦	47,616,699,056	￦	19,466,794,928	￦	2,274,596,269	￦	1,092,356,141	￦	70,450,446,394
Provisions for credit losses		57,381,588,790		15,721,244,510		2,408,257,922		685,094,234		76,196,185,456
Recoveries of written-off loans		7,096,546,930		3,247,930,705		430,332,182		284,026,947		11,058,836,764
Charge-off		(44,497,770,853)		(27,737,712,822)		(2,803,211,461)		(672,056,871)		(75,710,752,007)

Ending balance	￦	67,597,063,923	￦	10,698,257,321	￦	2,309,974,912	￦	1,389,420,451	￦	81,994,716,607

10.	LEASE:

(1)	Most of lease assets are automobiles, machinery equipment, office machines and medical instruments purchased home and abroad, and the lease term is 36 months through 120 months. The lease assets are recorded as operating lease assets or finance lease receivables.

1) The lease agreement is irrevocable during the term, and the lease use may return the leased product to the Company, renew the lease agreement with the agreed amount or buy the leased product at the expiration date of the lease term.

2) The Company has the ownership of the leased product throughout the lease term and it is insured against fire insurance or movables comprehensive insurance for the beneficiary of the Company with the burden on the lease user to cover the risk accompanying the management of the product.

3) Acquisition cost of lease assets is fixed at the execution date of the lease, and the acquisition cost consists of Korea won segment and foreign currency segment.

4) To calculate lease payment, the Company applies the rate of adding the fixed margin to the basic interest rates of Korean won or foreign currency for the fund to acquire lease assets.

(2)	Operating lease assets

1) The Company classifies operating lease assets as other assets (see Note 14). Operating lease assets based on acquisition costs are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Auto lease assets
Acquisition cost	￦	2,401,409,080	￦	2,401,409,080
Accumulated depreciation		(2,401,409,080)		(2,401,409,080)

Net carrying value		—		—

Rental assets
Acquisition cost		134,709,488,985		61,334,077,291
Initial direct costs		6,417,999,800		3,385,962,005
Accumulated depreciation		(22,928,458,623)		(7,177,577,864)

Net carrying value		118,199,030,162		57,542,461,432

Total	￦	118,199,030,162	￦	57,542,461,432

2) Future minimum lease receipts under operating lease for the year ended of December 31, 2015, are as follows (Unit: Korean won):

	Minimum lease receipts
2016. 1. 1–2016.12.31	￦	38,080,402,646
2017. 1. 1–2017.12.31		33,738,717,421
2018. 1. 1–2018.12.31		24,128,946,642
2019. 1. 1–2019.12.31		10,383,228,517
Since and after 2020.1.1		737,716,009

Total	￦	107,069,011,235

(3)	Finance lease receivables

1) Details of total lease investments and present value of minimum lease payments receivable as of December 31, 2015 are as follows (Unit: Korean won):

	Total lease investments		Present value of minimum lease payments receivable
Less than 1 year	￦	461,842,402,861	￦	388,994,820,953
1 year to 5 years		840,534,049,543		764,717,875,683

Total	￦	1,302,376,452,404	￦	1,153,712,696,636

2) Details of total lease investments and net lease investments as of December 31, 2015 are as follows (Unit: Korean won):

Total lease investments		Net carrying value		Deferred finance lease origination costs		Net lease investments		Difference
￦	1,302,376,452,404	￦	1,210,340,899,656	￦	56,628,203,020	￦	1,153,712,696,636	￦	148,663,755,768

3) There is no unguaranteed residual value of financial lease as of December 31, 2015.

(4)	Canceled lease receivables

The details of finance lease receivables, which were canceled halfway due to insolvency by the lessor, as of December 31, 2015 and 2014, are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Finance lease receivables	￦	1,083,415,124	￦	958,065,020
Provisions for credit losses		(548,107,396)		(343,704,700)

Total	￦	535,307,728	￦	614,360,320

11.	PREMISES AND EQUIPMENT:

(1)	Details of premises and equipment are as follows (Unit: Korean won):

	December 31, 2015
	Land		Building		Structures in leased office		Equipment		Vehicles		Total
Acquisition cost	￦	3,849,662,640	￦	7,368,175,170	￦	3,165,734,524	￦	13,240,209,724	￦	133,408,350	￦	27,757,190,408
Accumulated depreciation		—		(1,712,470,912)		(2,514,690,389)		(6,529,739,884)		(46,977,770)		(10,803,878,955)

Net carrying value	￦	3,849,662,640	￦	5,655,704,258	￦	651,044,135	￦	6,710,469,840	￦	86,430,580	￦	16,953,311,453

	December 31, 2014
	Land		Building		Structures in leased office		Equipment		Vehicles		Total
Acquisition cost	￦	3,849,662,640	￦	7,368,175,170	￦	3,156,677,479	￦	14,388,863,218	￦	45,184,480	￦	28,808,562,987
Accumulated depreciation		—		(1,424,791,456)		(2,335,559,479)		(6,805,283,470)		(32,005,662)		(10,597,640,067)

Net carrying value	￦	3,849,662,640	￦	5,943,383,714	￦	821,118,000	￦	7,583,579,748	￦	13,178,818	￦	18,210,922,920

(2)	Details of changes in premises and equipment are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Beginning balance		Acquisition		Disposition		Depreciation		Transfer		Ending balance
Land	￦	3,849,662,640	￦	—	￦	—	￦	—	￦	—	￦	3,849,662,640
Building		5,943,383,714		—		—		(287,679,456)		—		5,655,704,258
Structures in leased office		821,118,000		104,324,400		—		(381,788,610)		107,390,345		651,044,135
Equipment		7,583,579,748		1,516,145,314		—		(2,389,255,222)		—		6,710,469,840
Vehicles		13,178,818		184,430,609		(82,176,604)		(29,002,243)		—		86,430,580

Total	￦	18,210,922,920	￦	1,804,900,323	￦	(82,176,604)	￦	(3,087,725,531)	￦	107,390,345	￦	16,953,311,453

	For the year ended December 31, 2014
	Beginning balance		Acquisition		Disposition		Depreciation		Transfer		Ending balance
Land	￦	3,849,662,640	￦	—	￦	—	￦	—	￦	—	￦	3,849,662,640
Building		6,231,063,170		—		—		(287,679,456)		—		5,943,383,714
Structures in leased office		909,863,612		434,172,710		(150,809,973)		(416,739,788)		44,631,439		821,118,000
Equipment		2,419,466,892		6,501,670,110		(17,077,604)		(1,320,479,650)		—		7,583,579,748
Vehicles		24,474,934		—		—		(11,296,116)		—		13,178,818

Total	￦	13,434,531,248	￦	6,935,842,820	￦	(167,887,577)	￦	(2,036,195,010)	￦	44,631,439	￦	18,210,922,920

12.	INTANGIBLE ASSETS:

(1)	Details of intangible assets are as follows (Unit: Korean won):

	December 31, 2015
	Goodwill		Development cost		Membership deposit		Total
Acquisition cost	￦	24,450,301,694	￦	1,822,138,150	￦	3,382,573,556	￦	29,655,013,400
Accumulated depreciation		—		(1,822,138,150)		—		(1,822,138,150)
Accumulated impairment losses		—		—		(1,244,925,831)		(1,244,925,831)

Net carrying value	￦	24,450,301,694	￦	—	￦	2,137,647,725	￦	26,587,949,419

	December 31, 2014
	Goodwill		Development cost		Membership deposit		Total
Acquisition cost	￦	24,450,301,694	￦	1,822,138,150	￦	3,827,580,236	￦	30,100,020,080
Accumulated depreciation		—		(1,699,896,571)		—		(1,699,896,571)
Accumulated impairment losses		—		—		(1,928,982,511)		(1,928,982,511)

Net carrying value	￦	24,450,301,694	￦	122,241,579	￦	1,898,597,725	￦	26,471,140,998

(2)	Details of changes in intangible assets are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Beginning balance		Acquisition		Depreciation		Impairment		Ending Balance
Goodwill	￦	24,450,301,694	￦	—	￦	—	￦	—	￦	24,450,301,694
Development cost		122,241,579		—		—		(122,241,579)		—
Membership deposit		1,898,597,725		539,050,000		(300,000,000)		—		2,137,647,725

Total	￦	26,471,140,998	￦	539,050,000	￦	(300,000,000)	￦	(122,241,579)	￦	26,587,949,419

	For the year ended December 31, 2014
	Beginning balance		Acquisition		Depreciation		Impairment		Ending Balance
Goodwill	￦	24,450,301,694	￦	—	￦	—	￦	—	￦	24,450,301,694
Development cost		474,128,174		—		(351,886,595)		—		122,241,579
Membership deposit		2,049,597,725		—		—		(151,000,000)		1,898,597,725

Total	￦	26,974,027,593	￦	—	￦	(351,886,595)	￦	(151,000,000)	￦	26,471,140,998

(3)	The Company acquired the operating segments of automobiles in installments and automobiles lease of Ssangyong Capital Inc. as of December 28, 2006, and recognized ￦35,350 million, paid in excess of the fair value of net assets, as goodwill. The book value according to the previous accounting standards at the date of adoption of the K-IFRS is ￦24,450 million, and the Company applied the book value according to the previous accounting standards for deemed cost at the date of adoption.

13.	INVESTMENT PROPERTIES:

Investment property of the Company was acquired through the bids for the term. The acquisition cost of the investment property consists of the bid amount and the expense for registration of ownership transfer.

(1)	Investment properties are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Acquisition cost	￦	2,066,550,820	￦	2,066,550,820
Accumulated impairment losses		(737,665,932)		(737,665,932)

Net carrying value	￦	1,328,884,888	￦	1,328,884,888

(2)	Details of changes in investment properties are as follows (Unit: Korean won):

	For the year ended
	December 31, 2015		December 31, 2014
Beginning balance	￦	1,328,884,888	￦	1,328,884,888
Impairment loss		—		—

Ending balance	￦	1,328,884,888	￦	1,328,884,888

(3)	There is no revenue occurred from investment properties for the years ended December 31, 2015 and 2014.

(4)	There is no significant difference between the fair value as of December 31, 2015, and that as of December 31, 2014.

14.	OTHER ASSETS:

Details of other assets are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Rental assets	￦	118,199,030,162	￦	57,542,461,432
Prepaid expenses		3,673,732,826		3,048,142,426
Advance payments and others		3,764,733,615		1,770,373,180
Prepaid value-added tax		—		1,012,458,486

Total	￦	125,637,496,603	￦	63,373,435,524

15.	BORROWINGS:

Details of borrowings as are as follows (Unit: Korean won):

	December 31, 2015			December 31, 2014
	Interest rate (%)	Amount		Interest rate (%)	Amount
Commercial paper	1.83-3.08	￦	344,660,000,000	2.22-2.86	￦	360,000,000,000

16.	DEBENTURES:

Details of debentures are as follows (Unit: Korean won):

	December 31, 2015			December 31, 2014
	Interest rate (%)	Amount		Interest rate (%)	Amount
Carrying value of debentures
Public issues	1.91–3.54	￦	4,105,000,000,000	2.22–4.96	￦	2,745,000,000,000
Subordinated security	4.59–6.40		115,000,000,000	4.59–8.00		195,000,000,000

Total			4,220,000,000,000			2,940,000,000,000

Discount on bonds payable			(4,253,106,509)			(3,042,244,933)

Net		￦	4,215,746,893,491		￦	2,936,957,755,067

17.	PROVISIONS:

(1)	Details of provisions are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Asset retirement obligation	￦	408,897,066	￦	291,145,022
Other provision		—		701,735,085

Total	￦	408,897,066	￦	992,880,107

(2)	Details of changes in provisions are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Asset retirement obligation		Other provision		Total
Beginning balance	￦	291,145,022	￦	701,735,085	￦	992,880,107
Provisions provided		10,361,699		—		10,361,699
Increase		107,390,345		—		107,390,345
Provisions used		—		(701,735,085)		(701,735,085)

Ending balance	￦	408,897,066	￦	—	￦	408,897,066

	For the year ended December 31, 2014
	Asset retirement obligation		Other provision		Total
Beginning balance	￦	341,034,592	￦	146,897,530	￦	487,932,122
Provisions provided		14,706,185		553,937,555		568,643,740
Increase		44,631,439		900,000		45,531,439
Provisions used		(109,227,194)		—		(109,227,194)

Ending balance	￦	291,145,022	￦	701,735,085	￦	992,880,107

18.	NET DEFINED BENEFIT LIABILITIES:

(1)	Details of net defined benefit liabilities are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Present value of defined benefit obligations generated from funding system	￦	12,404,541,374	￦	9,339,260,838
Fair value of plan assets		(12,404,541,374)		(9,339,260,838)

Subtotal		—		—

Present value of defined benefit obligations generated from non-funding system		5,799,737,886		6,352,045,875

Net defined benefit liabilities	￦	5,799,737,886	￦	6,352,045,875

(2)	Details of changes in carrying value of retirement benefit obligation are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Present value of defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	￦	15,691,306,713	￦	(9,339,260,838)	￦	6,352,045,875

Defined benefit cost recognized in profit and loss
Current service cost		3,276,881,050		—		3,276,881,050
Interest cost (income)		444,660,324		(260,450,997)		184,209,327
Profit or loss due to adjustment of past service cost		(46,809,678)		—		(46,809,678)

Subtotal		3,674,731,696		(260,450,997)		3,414,280,699

Remeasurement effects recognized in OCI
Return on plan assets greater (less) than discount rate		—		112,707,548		112,707,548
Actuarial loss (gain) due to liability assumption changes		(1,385,457,436)		—		(1,385,457,436)
Actuarial loss (gain) due to empirical adjustment		843,551,519		—		843,551,519
Demographic assumptions		1,454,592		—		1,454,592

Subtotal		(540,451,325)		112,707,548		(427,743,777)

	For the year ended December 31, 2015
	Present value of defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Contributions
Contribution paid by the Company		—		(3,440,000,000)		(3,440,000,000)
Payment
Benefits paid from plan assets		(522,462,913)		522,462,913		—
Benefits paid directly by the Company		(98,844,911)		—		(98,844,911)

Ending balance	￦	18,204,279,260	￦	(12,404,541,374)	￦	5,799,737,886

	For the year ended December 31, 2014
	Present value of defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	￦	8,969,731,701	￦	(5,424,609,963)	￦	3,545,121,738

Defined benefit cost recognized in profit and loss
Current service cost		2,530,054,348		—		2,530,054,348
Interest cost (income)		390,337,624		(211,554,910)		178,782,714
Profit or loss due to adjustment of past service cost		156,130,449		—		156,130,449

Subtotal		3,076,522,421		(211,554,910)		2,864,967,511

Remeasurement effects recognized in OCI
Return on plan assets greater (less) than discount rate		—		162,229,537		162,229,537
Actuarial loss (gain) due to liability assumption changes		3,804,458,773		—		3,804,458,773
Actuarial loss (gain) due to empirical adjustment		574,087,208		—		574,087,208

Subtotal		4,378,545,981		162,229,537		4,540,775,518

Contributions
Contribution paid by the Company		—		(4,200,000,000)		(4,200,000,000)
Payment
Benefits paid from plan assets		(334,674,498)		334,674,498		—
Benefits paid directly by the Company		(303,369,242)		—		(303,369,242)
Transfer of net defined benefit liability		(95,449,650)		—		(95,449,650)

Ending balance	￦	15,691,306,713	￦	(9,339,260,838)	￦	6,352,045,875

(3)	Details of plan assets are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Time deposits and others	￦	12,404,541,374	￦	9,339,260,838

The Company pursuits its strategy and policy for plan assets by balancing between decrease of risks and increase of profitability. The purpose of minimizing the assets’ fluctuation related to liabilities is basically achieved through diversified investment of assets, partial asset-liability confrontational strategy and hedging. In order to reduce assets’ fluctuation related to liabilities entirely (risk adjustment), but to achieve target profitability, the Company is extensively making diversified investment in several types of assets. Asset allocation to achieve fixed profit is similar to equity and partially equivalent to pension liability that has long maturity.

(4)	Actuarial assumption used in retirement benefit obligation assessment is as follows:

	December 31, 2015	December 31, 2014
Discount rate	2.40%	2.90%
Future wage growth rate	4.72%	6.24%
Expected retirement rate	Past retirement rate	Past retirement rate

(5)	At the end of the reporting period when all the other assumptions are maintained, the impact on the defined benefit liability caused by reasonable variation of significant actuarial assumptions is as follows (Unit: Korean won):

	Increase		Decrease
The change of 0.5% discount rate	￦	17,133,926,652	￦	19,374,537,581
The change of 0.5% salary increase rate		19,341,354,947		17,152,282,957
The change of 0.5% retirement rate	￦	18,027,845,215	￦	18,383,386,821

Since there is a correlation between the actuarial assumptions and a variation of actuarial assumptions does not occur independently, sensitivity analysis will not show the actual variation of the defined benefit liability. Further, the present value of the defined benefit liability in the sensitivity analysis was determined by using the method of the prediction units applied to measure defined benefit liability of financial statement.

(6)	Future expected retirement benefit expense is as follows (Unit: Korean won):

	Expected amount of retirement benefit expense
Less than one year	￦	865,095,490
More than 1 year and less than 2 years		2,596,752,588
More than 2 year and less than 5 years		3,171,705,926
More than 5 year and less than 10 years		6,661,090,088
More than 10 years	￦	75,900,650,044

Weighted-average maturity of defined benefit liability is 12.6 years.

19.	OTHER FINANCIAL LIABILITIES:

Other financial liabilities are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Refundable lease deposits
Refundable lease deposits	￦	339,499,243,394	￦	238,471,269,086
Present value discount		(24,482,638,725)		(18,327,308,654)

Subtotal		315,016,604,669		220,143,960,432

Deposits received		3,626,405,084		2,474,348,758
Accounts payable		19,469,669,163		18,187,812,843
Accrued expenses		34,916,298,800		27,740,944,523
General withholdings		1,744,217,420		1,308,329,297
Financial guarantees liabilities		90,168,442		269,709,292

Total	￦	374,863,363,578	￦	270,125,105,145

20.	OTHER LIABILITIES:

Other liabilities are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Advances from customers	￦	3,569,688,605	￦	2,104,126,283
Unearned income		25,296,366,321		19,079,440,643
Value-added tax withheld and others		529,588,905		402,496,643

Total	￦	29,395,643,831	￦	21,586,063,569

21.	DERIVATIVES:

(1)	Derivative assets and derivative liabilities are as follows (Unit: Korean won):

		December 31, 2015
					Gains or losses of financial instrument at FVTPL
		Financial institution	Open interest amount		Gain on valuation	Loss on valuation	Gains or losses of cash flow hedges (*)
Interest rate swaps	For fair value hedge	Woori Bank	￦	50,000,000,000	—	—	￦	339,829,344

(*)	Deducted directly from the capital before deferred tax is reflected

		December 31, 2014
					Gains or losses of financial instrument at FVTPL
		Financial institution	Open interest amount		Gain on valuation	Loss on valuation	Gains or losses of cash flow hedges (*)
Interest rate swaps	For fair value hedge	Woori Bank	￦	50,000,000,000	—	—	￦ (718,071,731)

(*)	Deducted directly from the capital before deferred tax is reflected

22.	STOCK OPTIONS:

Details of share-based payment as of December 31, 2015, are as follows (Unit : shares):

(1)	Share-based payment

Grant date	Shares	Service completion date	Expected exercise date	Vesting conditions
2014-03-20	4,407	2014-12-31	2017-03-19
2014-03-24	622	2014-12-31	2017-03-23
2015-01-01	4,329	2015-12-31	2017-12-31	Market performance
2015-01-01	1,515	2016-01-08	2017-12-31	condition,
2015-01-13	811	2016-01-12	2018-01-12	Non-market performance
2015-01-17	922	2016-01-16	2018-01-16	condition
2015-03-26	1,500	2015-12-31	2018-03-25

Total	14,106

(2)	Change of stock option plan during the period

	For the year ended December 31, 2015(*1)		For the year ended December 31, 2014
Classification	Number of shares	Weighted-average exercise price	Number of shares	Weighted-average exercise price
Beginning	5,029	—	—	—
Granting	9,077	—	5,029	—
Exercise	—	—	—	—

Ending	14,106	—	5,029	—

(*1)	Since the stock option plan provided for the year ended December 31, 2015 and 2014 is a cash-settled type, the Company is able to pay to its executive and employee by selecting either shares or corresponding value.

(3)	The amount of accrued expense recognized as of December 31, 2015 and 2014, due to share-based payment plan are ￦351,767 thousand and ￦171,884 thousand.

(4)	The Company recognized compensation cost of ￦179,883 thousand as an expense due to share-based payment plan for the year ended December 31, 2015.

23.	THE FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES:

(1)	Determination of the fair value.

1)	Financial instruments are measured at fair value using a quoted market price in active markets.

2)	Financial instruments except derivative instruments measured at fair value using observable market price and generally accepted pricing model.

3)	If the quoted market price is not available, derivative instruments are measured at discounted cash flow using yield curve.

4)	If there is an active market for a financial instrument, the Company determines that the fair value is disclosed price. If there is no active market, financial instruments are measured at discounted cash flow using similar financial product’s market interest rate. It is measured at book value for short-term receivables, short-term payables, and floating-rate financial instruments with maturities less than one year, as book value is the best estimate of fair value.

(2)	Details and their book values of financial assets and liabilities, where fair values are not disclosed since the Company cannot reliably measure their fair values although they are supposed to be, are as follows (Unit: Korean won):

		December 31, 2015		December 31, 2014
AFS financial assets	Capital contributions	￦	10,000,000	￦	10,000,000

(3)	Hierarchy of the fair value

The Company classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2: Fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., prices) or indirectly (i.e., derived from prices).

•	Level 3: Fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair value hierarchy of financial assets and liabilities measured at current fair value is as follows (Korean won):

	December 31, 2015
	Level 1		Level 2		Level 3		Total
Financial assets:
AFS financial assets	￦	—	￦	39,252,244	￦	4,488,541,403	￦	4,527,793,647
Financial liabilities:
Derivative instrument liabilities	￦	—	￦	562,617,406	￦	—	￦	562,617,406

	December 31, 2014
	Level 1		Level 2		Level 3		Total
Financial assets:
AFS financial assets	￦	—	￦	38,841,081	￦	6,817,529,571	￦	6,856,370,652
Financial liabilities:
Derivative instrument liabilities	￦	—	￦	902,446,750	￦	—	￦	902,446,750

(4)	Changes in financial assets and liabilities classified into Level 3 are as follows (Unit: Korean won):

	Transfer into/out of Level 3 for the year ended December 31, 2015
	January 1, 2015		Acquisition		Change of level		Disposition	OCI	Net income (loss)		December 31, 2015
AFS financial assets	￦	6,817,529,571	￦	300,000,000	￦	—	￦ (2,335,423,198)	￦ (293,564,970)	￦	—	￦	4,488,541,403

	Transfer into/out of Level 3 for the year ended December 31, 2014
	January 1, 2014		Acquisition		Change of level		Disposition	OCI	Net income (loss)		December 31, 2014
AFS financial assets	￦	5,425,412,125	￦	—	￦	700,000,000	￦ (107,919,485)	￦ 800,036,931	￦	—	￦	6,817,529,571

(5)	Fair value and carrying amount of financial assets and liabilities that are recorded at amortized cost are as follows (Unit: Korean won):

	December 31, 2015
	Carrying amount		Fair value
Financial assets:
Loans and receivables	￦	5,156,593,829,246	￦	5,177,274,590,944

Financial liabilities:
Borrowings		344,660,000,000		365,137,447,431
Debentures		4,215,746,893,491		4,223,365,207,884
Other financial liabilities		374,863,363,578		351,624,526,500

Subtotal	￦	4,935,270,257,069	￦	4,940,127,181,815

	December 31, 2014
	Carrying amount		Fair value
Financial assets:
Loans and receivables	￦	3,886,462,868,723	￦	3,907,682,208,783

Financial liabilities:
Borrowings		360,000,000,000		360,000,000,000
Debentures		2,936,957,755,067		2,967,574,433,107
Other financial liabilities		270,125,105,145		254,665,138,179

Subtotal	￦	3,567,082,860,212	￦	3,582,239,571,286

(6)	Details of fair value hierarchy by level for financial instruments not measured at fair values as of December 31, 2015 and 2014, are as follows (Unit: Korean won):

	December 31, 2015
	Carrying amount						Fair value
	Level 1		Level 2		Level 3
Financial assets:
Loans and receivables	￦	—	￦	—	￦	5,156,593,829,246	￦	5,177,274,590,944

Financial liabilities:
Borrowings		—		344,660,000,000		—		365,137,447,431
Debentures		—		4,215,746,893,491		—		4,223,365,207,884
Other financial liabilities		—		—		374,863,363,578		351,624,526,500

Subtotal	￦	—	￦	4,560,406,893,491	￦	374,863,363,578	￦	4,940,127,181,815

	December 31, 2014
	Carrying amount						Fair value
	Level 1		Level 2		Level 3
Financial assets:
Loans and receivables	￦	—	￦	—	￦	3,886,462,868,723	￦	3,907,653,417,623

Financial liabilities:
Borrowings		—		—		360,000,000,000		360,000,000,000
Debentures		—		—		2,936,957,755,067		2,967,574,433,107
Other financial liabilities		—		—		270,125,105,145		254,665,138,179

Subtotal	￦	—	￦	—	￦	3,567,082,860,212	￦	3,582,239,571,286

(7)	Following table explains the valuation method used in fair value measurement of Level 2 and Level 3, input variables significant but not observable and correlation between input variables not observable and measured value of fair value.

Classification	Valuation	Input variables significant but not observable	Correlation between input variables not observable and measured value of fair value

Financial instruments measured at fair value in the statement of financial position

Derivatives liabilities: Interest rate swap

Discounted cash flows

Discount rate used in fair value measurement of interest rate swap and forward interest rate is determined on the basis of applicable profitability rate curve drawn from interest rate disclosed in the market as of the end of reporting period. Fair value of interest rate swap is determined by discounting future cash flows estimated on the basis of forward interest rate drawn by above method with appropriate discount rate.

		Not applicable	Not applicable

AFS financial assets: Debt securities

Discounted cash flows

Fair values of debt securities are measured by the discounted cash flow method. Discount rate used is determined based on swap rate and credit spread disclosed in the market according to credit ratings of debt securities measured at fair value.

		Not applicable	Not applicable

Classification	Valuation	Input variables significant but not observable	Correlation between input variables not observable and measured value of fair value
AFS financial assets: Equity securities

Discounted cash flows

In order to estimate future cash flows, assumptions, not based on either observable quoted price or ratios, such as ratio of increase in sales, ratio of operating profit before tax and weighted-average cost of capital, are used in part. To discount future cash flows, weighted-average cost of capital is computed by Capital Assets Pricing Model.

		Ratio of increase in sales Ratio of operating profit before tax Weighted-average cost of capital	Fair value of equity security will be increase (decrease), provided that both ratio of increase in sales and ratio of operating profit before tax increase (decrease), but weighted-average cost of capital decrease (increase).

Financial instruments not measured but disclosed at fair value in the statement of financial position

Financial assets

Discounted cash flows

Fair values of financial assets are measured by discounting future cash flows of debt securities with market interest rate applied to entities whose credit rating is similar to that of borrower’s credit rating.

		Not applicable	Not applicable

Financial liabilities	Discounted cash flows Fair values of financial liabilities are measured by discounting future cash flows with market interest rate reflecting the Company’s credit rating.	Not applicable	Not applicable

24.	CAPITAL STOCK:

The number of shares to be issued by the Company as of December 31, 2015, is 100,000,000 shares, and the Company has 21,492,128 shares issued and outstanding with a par value of ￦5,000 per share.

The articles of incorporation defined the convertible bond as the bond that can be converted to common shares or preferred shares, which can be issued to the persons who are not the shareholder of the Company, within the total amount not exceeding ￦200 billion at par value.

25.	Hybrid Equity Securities:

Details of hybrid equity securities are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Issue date	Maturity date	Interest rate	Amount
Hybrid equity securities	2015.03.27	2045.03.27	5.01%	￦	50,000,000,000
Issuance costs					(153,500,000)
Hybrid equity securities	2015.09.24	2045.09.24	4.61%		50,000,000,000
Issuance costs					(103,800,000)

Total				￦	99,742,700,000

26.	CAPITAL SURPLUS:

Details of capital surplus is as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Capital in excess of par value	￦	55,033,422,875	￦	55,033,422,875
Gains on capital reduction		27,431,617,702		27,431,617,702
Consideration for conversion rights		486,264,516		486,264,516
Gains on sale of treasury stock		286,762,075		286,762,075
Other capital surplus		711,631,089		711,631,089

Total	￦	83,949,698,257	￦	83,949,698,257

27.	OTHER EQUITY:

Details of changes in other equities are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Beginning balance		Valuation		Disposition and others		Ending Balance
Gain (loss) on valuation of AFS securities	￦	720,976,035	￦	(293,153,807)	￦	—	￦	427,822,228
Actuarial gain(loss)		(6,655,390,963)		427,743,776		—		(6,227,647,187)
Loss on valuation of cash flow hedges		(902,446,750)		339,829,344		—		(562,617,406)

Total		(6,836,861,678)		474,419,313		—		(6,362,442,365)

Tax effect		1,654,520,528		(114,809,474)		—		1,539,711,054
OCI after tax	￦	(5,182,341,150)	￦	359,609,839	￦	—	￦	(4,822,731,311)

	For the year ended December 31, 2014
	Beginning balance		Valuation		Disposition and others		Ending balance
Gain (loss) on valuation of AFS securities	￦	(79,712,717)	￦	800,688,752	￦	—	￦	720,976,035
Actuarial loss		(2,114,615,445)		(4,540,775,518)		—		(6,655,390,963)
Loss on valuation of cash flow hedges		(184,375,019)		(718,071,731)		—		(902,446,750)

Total		(2,378,703,181)		(4,458,158,497)		—		(6,836,861,678)

Tax effect		575,646,172		1,078,874,356		—		1,654,520,528
OCI after tax	￦	(1,803,057,009)	￦	(3,379,284,141)	￦	—	￦	(5,182,341,150)

28.	RETAINED EARNINGS:

(1)	Details of changes in retained earnings are as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Legal reserve	￦	8,948,000,000	￦	7,980,000,000
Regulatory reserve for credit loss		35,032,233,883		21,656,934,734
Retained earnings carried forward		187,889,396,515		179,266,623,885
Distribution of Hybrid equity securities		(2,539,906,592)		—
Net income		63,086,514,881		32,637,529,379

Total	￦	292,416,238,687	￦	241,541,087,998

(2)	Details of balance of the planned regulatory reserve for credit loss is as follows (Unit: Korean won):

	December 31, 2015		December 31, 2014
Beginning balance	￦	35,032,233,883	￦	21,656,934,734
Planned reserves provided		18,666,869,370		13,375,299,149

Ending balance	￦	53,699,103,253	￦	35,032,233,883

(3)	Planned reserves provided, adjusted net income after the planned reserves provided and adjusted earnings per share (“EPS”) after the planned reserves provided are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Net income	￦	63,086,514,881	￦	32,637,529,379
Planned reserves provided		(18,666,869,370)		(13,375,299,149)
Adjusted net income after the planned reserves provided	￦	44,419,645,511	￦	19,262,230,230
Adjusted EPS after the planned reserves provided		2,067		896

(4)	Details of changes in retained earnings are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Beginning balance	￦	241,541,087,998	￦	222,658,520,539
Net income		63,086,514,881		32,637,529,379
Dividend		(9,671,457,600)		(13,754,961,920)
Distribution of hybrid equity securities		(2,539,906,592)		—

Ending balance	￦	292,416,238,687	￦	241,541,087,998

(5)	Statement of appropriations of retained earnings are as follows (Unit: Korean won):

			For the years ended December 31
			2015			2014
I.	RETAINED EARNINGS BEFORE APPROPRIATIONS:			￦	248,436,004,804		￦	211,904,152,264
	1.	Unappropriated retained earnings carried over from prior years	187,889,396,515			179,266,623,885
	2.	Distribution of hybrid equity securities	(2,539,906,592)			—
	3.	Net income	63,086,514,881			32,637,529,379
II.	APPROPRIATIONS:				30,487,933,370			24,014,756,749
	1.	Legal reserve	1,075,000,000			968,000,000
	2.	Planned regulatory reserve for credit loss	18,666,869,370			13,375,299,149
	3.	Cash dividends (Note 40)	10,746,064,000			9,671,457,600
		Common stock, 500 Korean won (10.0%) in 2015 and
		Common stock, 450 Korean won (9.0%) in 2014

III.	UNAPPROPRIATED RETAINED EARNINGS TO BE CARRIED FORWARD TO SUBSEQUENT YEAR			￦	217,948,071,434		￦	187,889,396,515

29.	NET INTEREST INCOME:

(1)	Details of interest income recognized is as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Loans and receivables:
Interest on due from banks	￦	1,646,061,325	￦	1,189,973,179
Interest revenue from general and installment loans		265,443,981,072		264,665,214,793
Interest on finance lease receivables		45,458,379,080		36,265,934,359
Depreciation of present value discount for leasehold deposits		96,954,614		126,813,728

Total	￦	312,645,376,091	￦	302,247,936,059

Interest income accrued from impaired financial assets ￦4,560,473 thousand and ￦6,002,119 thousand for the years ended December 31, 2015 and 2014, respectively.

(2)	Details of interest expenses recognized are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Interest on borrowings	￦	5,147,130,109	￦	15,309,941,080
Interest on debentures		103,719,702,536		99,268,716,135
Depreciation of present value discount for refundable lease deposits		8,407,285,131		6,676,981,931

Total	￦	117,274,117,776	￦	121,255,639,146

30.	NET FEES AND COMMISSION INCOME:

(1)	Details of fees and commission income incurred are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Operating lease income	￦	25,427,569,788	￦	10,115,751,141
Lease cancellation revenues		2,714,834,530		1,453,170,479
Depreciation of unearned lease receipts		8,407,285,131		6,676,981,931
Income associated with lease		1,862,981,388		1,725,336,298
Fees and commission income of the financial guarantees and others		499,762,292		714,812,932

Total	￦	38,912,433,129	￦	20,686,052,781

(2)	Details of fees and commission expense incurred are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Commission expenses and others	￦	5,344,076,155	￦	2,917,220,468

31.	IMPAIRMENT LOSS DUE TO CREDIT LOSS:

Impairment loss due to credit loss recognized is as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Bad debt expense	￦	44,630,275,426	￦	76,196,185,456
Other provisions		—		553,937,555

Total	￦	44,630,275,426	￦	76,750,123,011

32.	GENERAL AND ADMINISTRATIVE EXPENSES AND NET OTHER OPERATING INCOME (EXPENSE):

(1)	Details of general and administrative expenses are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Salaries:
Salaries	￦	25,399,764,539	￦	23,754,417,499
Bonus		8,685,596,106		8,992,858,047
Miscellaneous benefits		1,400,981,447		1,204,058,479
Retirement benefits		3,414,280,699		2,864,967,511
Employee benefits		6,515,252,457		5,635,898,510

Subtotal		45,415,875,248		42,452,200,046

Depreciation:
Depreciation		3,087,725,531		2,036,195,010
Depreciation of intangible assets		122,241,579		351,886,595

Subtotal		3,209,967,110		2,388,081,605

Other general and administrative expenses:
Compensation expenses associated with stock option		179,883,198		171,883,979
Service fees		3,343,367,419		1,493,010,823
Maintenance		2,917,725,794		3,161,553,363
Communications		2,813,682,466		2,676,998,402
Advertising expenses		4,001,243,891		3,761,445,684
Taxes and public dues		2,322,166,117		2,383,589,370
Operating promotion expenses		2,050,421,084		1,635,594,836
Training expenses		291,570,230		372,373,140
Printings		380,567,628		380,583,252
Insurance		213,733,634		211,408,185
Supplies		142,876,152		184,516,841
Travel		575,611,733		528,476,573
Rent		2,702,994,849		2,792,088,750
Vehicle maintenance		227,849,104		202,759,470

Subtotal		22,163,693,299		19,956,282,668

Total	￦	70,789,535,657	￦	64,796,564,319

(2)	Details of net other operating income (expenses) recognized are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Other operating income	￦	8,226,698,822	￦	13,557,948,974
Other operating expenses		(40,441,066,315)		(27,783,470,025)

	￦	(32,214,367,493)	￦	(14,225,521,051)

(3)	Details of other operating income recognized are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Gain on disposal of operating lease	￦	24,096,348	￦	—
Other operating income		8,202,602,474		8,648,011,935
Gain on disposal of loans		—		4,909,937,039

Total	￦	8,226,698,822	￦	13,557,948,974

(4)	Details of other operating expenses recognized are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Loss on hedge of interest rate swaps	￦	653,698,630	￦	297,808,220
Depreciation of operating lease		17,218,151,088		6,551,143,751
Loss on disposal of operating lease		1,269,053,923		262,831,816
Other operating expenses		20,686,626,201		20,671,686,238
Loss on disposal of loans		613,536,473		—

Total	￦	40,441,066,315	￦	27,783,470,025

33.	NON-OPERATING INCOME (EXPENSES):

(1)	Details of other non-operating income (expenses) recognized are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Other non-operating income	￦	764,951,235	￦	236,141,042
Other non-operating expenses		(658,873,129)		(610,866,649)

Total	￦	106,078,106	￦	(374,725,607)

(2)	Details of other non-operating income recognized are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Gain on disposal of premises and equipment	￦	—	￦	102,651,296
Gain on disposal of intangible assets		82,500,000		—
Gain on restoration		—		8,015,627
Others		682,451,235		125,474,119

Total	￦	764,951,235	￦	236,141,042

(3)	Details of other non-operating expenses recognized are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Asset retirement obligation expenses	￦	10,361,699	￦	14,706,185
Loss on restoration		—		72,451,433
Losses on valuation of investments using the equity method		318,809,597		—
Loss on disposal of premises and equipment		2,176,604		210,919,313
Impairment loss on intangible assets		—		151,000,000
Donations		326,900,000		96,460,000
Others		625,229		65,329,718

Total	￦	658,873,129	￦	610,866,649

34.	INCOME TAX EXPENSE AND DEFERRED TAX:

(1)	Details of income tax expense are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Current income tax payable	￦	9,641,701,255	￦	6,446,113,784
Changes in deferred income taxes due to temporary differences (*)		9,801,346,323		2,641,089,374
Total tax effect		19,443,047,578		9,087,203,158
Changes in deferred income taxes, directly in equity		(114,809,474)		1,078,874,356
Income tax expense		19,328,238,104		10,166,077,514
(*) Deferred tax liabilities, net — end of year		(30,876,820,570)		(21,075,648,320)
Deferred tax liabilities, net — beginning of year		(21,075,474,247)		(18,434,558,946)
Changes in deferred income taxes due to temporary differences	￦	(9,801,346,323)	￦	(2,641,089,374)

(2)	Income tax expense can be reconciled to net income as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Net income before income tax	￦	82,414,752,985	￦	42,803,606,893
Tax calculated at statutory tax rate (23.6% in 2015 and 23.6% in 2014)		19,482,370,223		9,896,472,868
Adjustments:
Effect on non-taxable income		(783,369,690)		(1,253,968,748)
Effect on non-deductible expense		786,110,862		745,106,464
Deferred tax effect from changes in tax rate		(42,128,818)		(178,979,903)
Additional income tax		—		—
Others		(114,744,473)		957,446,833

Income tax expense	￦	19,328,238,104	￦	10,166,077,514

Effective tax rate		23.45%		23.75%

(3)	Changes in cumulative temporary differences are as follows (Unit: Korean won):

	For the year ended December 31, 2015
	Beginning balance		Tax adjustment		Recognized as income (loss)		Recognized as other comprehensive income (loss)		Ending balance
Finance lease origination costs and fees	￦	(9,490,888,183)	￦	—	￦	(4,213,136,948)	￦	—	￦	(13,704,025,131)
Operating lease origination costs and fees		(819,402,805)		—		(733,753,146)		—		(1,553,155,951)
Installment receivable origination costs and fees		(388,750,026)		—		(1,494,686,552)		—		(1,883,436,578)
Loan origination costs and fees		(9,807,821,127)		—		(2,293,309,144)		—		(12,101,130,271)
Impairment loss for AFS financial assets		327,952,722		—		—		—		327,952,722
Valuation of AFS financial assets		(174,302,126)		—		(174,073)		70,943,221		(103,532,978)
Derivative liabilities (interest rate swap)		218,392,114		—		—		(82,238,701)		136,153,413
Accounts payable		352,118,247		—		275,771,847		—		627,890,094
Accrued expenses		886,514,183		302,103,801		(489,378,303)		—		699,239,681
Depreciation of the rental assets		4,470,844		—		1,063,838		—		5,534,682
Retirement benefit obligation		3,870,705,736		(453,139,134)		735,573,819		(103,513,994)		4,049,626,427
Medical benefit obligation after retirement		(2,260,101,123)		—		(585,624,143)		—		(2,845,725,266)
Operating lease income		6,777,471		—		—		—		6,777,471
Depreciation of the operating lease		173,908,620		—		(3,975,534)		—		169,933,086

	For the year ended December 31, 2015
	Beginning balance		Tax adjustment		Recognized as income (loss)		Recognized as other comprehensive income (loss)		Ending balance
Other provisions(vehicle repair and maintenance)		—		169,819,891		(169,819,891)		—		—

Asset retirement obligation		70,457,096		—		28,495,995		—		98,953,091
Land		(358,433,397)		—		—		—		(358,433,397)
Building (depreciation expenses)		(910,201,965)		—		45,321,261		—		(864,880,704)
Structures in leased office		(15,490,259)		—		(18,532,407)		—		(34,022,666)

Goodwill		(4,277,329,885)		—		(855,465,977)		—		(5,132,795,862)
Rent expenses associated with leasehold deposits		(14,141,819)		—		(44,543,068)		—		(58,684,887)
Discount present values associated with lease deposits		14,141,819		—		44,543,068		—		58,684,887
Discount present values associated with leasehold deposits		4,435,208,694		—		1,489,589,877		—		5,924,798,571
Lease expenses associated with lease deposit		(4,435,208,694)		—		(1,489,589,877)		—		(5,924,798,571)
Accumulated impairment losses on guarantee for membership		466,813,768		—		(165,541,717)		—		301,272,051
Accumulated impairment losses on investment properties		178,515,156		—		—		—		178,515,156
Accrued income		(1)		1		—		—		—
Impairment losses for investment properties (Poong-lim-bonds)		929,929,662		27,169,337		—		—		957,098,999
Private equity fund (PEF) dividend		(60,925,822)		(3,825,077)		—		—		(64,750,899)
Impairment losses for investment properties (Jung-Ang JK : bonds)		1,616,853		(471,744)		—		—		1,145,109
Impairment losses for investment properties (Jung-Ang JK : stocks)		—		471,744		—		—		471,744
Interest on other equity instruments		—		—		—		—		—
Debt equity swap (Nam-yang leisure)		—		—		131,353,484		—		131,353,484
Losses on valuation of investment using equity method		—		—		77,151,923		—		77,151,923

Net deferred tax assets(liabilities)	￦	(21,075,474,247)	￦	42,128,819	￦	(9,728,665,668)	￦	(114,809,474)	￦	(30,876,820,570)

	For the year ended December 31, 2014
	Beginning balance		Tax adjustment		Recognized as income (loss)		Recognized as other comprehensive income (loss)		Ending balance
Finance lease origination costs and fees	￦	(5,807,768,529)	￦	—	￦	(3,683,119,655)	￦	—	￦	(9,490,888,184)
Operating lease origination costs and fees		(156,312,180)		—		(663,090,625)		—		(819,402,805)
Installment receivable origination costs and fees		(6,195,043,276)		—		5,806,293,250		—		(388,750,026)
Loan origination costs and fees		(4,755,197,198)		—		(5,052,623,929)		—		(9,807,821,127)
Impairment loss for AFS financial assets		327,952,722		—		—		—		327,952,722
Valuation of AFS financial assets		19,290,480		—		—		(193,766,679)		(174,476,199)

	For the year ended December 31, 2014
	Beginning balance		Tax adjustment		Recognized as income (loss)		Recognized as other comprehensive income (loss)		Ending balance
Derivative liabilities (interest rate swap)		44,618,754		—		—		173,773,360		218,392,114
Accounts payable		127,775,521		—		224,342,726		—		352,118,247
Accrued expenses		651,979,597		—		234,534,586		—		886,514,183
Depreciation of the rental assets		—		2,631,132		1,839,712		—		4,470,844
Retirement benefit obligation		1,845,073,811		(20,626,681)		986,650,479		1,059,608,127		3,870,705,736
Medical benefit obligation after retirement		(1,312,755,611)		—		(986,605,060)		39,259,548		(2,260,101,123)
Operating lease income		6,777,471		—		—		—		6,777,471
Depreciation of the operating lease		173,908,620		—		—		—		173,908,620
Asset retirement obligation		82,530,372		—		(12,073,276)		—		70,457,096
Land		(358,433,397)		—		—		—		(358,433,397)
Building (depreciation expenses)		(955,523,226)		—		45,321,261		—		(910,201,965)
Structures in leased office		(23,064,904)		—		7,574,645		—		(15,490,259)
Goodwill		(3,421,863,908)		—		(855,465,977)		—		(4,277,329,885)
Rent expenses associated with leasehold deposits		20,467,924		—		(6,326,105)		—		14,141,819
Discount present values associated with lease deposits		(20,467,924)		—		6,326,105		—		(14,141,819)
Discount present values associated with leasehold deposits		3,250,987,116		—		1,184,221,579		—		4,435,208,695
Lease expenses associated with lease deposit		(3,250,987,116)		—		(1,184,221,579)		—		(4,435,208,695)
Accumulated impairment losses on guarantee for membership		430,271,768		—		36,542,000		—		466,813,768
Accumulated impairment losses on investment properties		—		178,515,156		—		—		178,515,156
Accrued income		(655,418)		—		655,417		—		(1)
Impairment losses for investment properties (Poong-lim-bonds)		847,011,145		74,254,558		8,663,960		—		929,929,663
Private equity fund (PEF) dividend		(5,131,560)		(55,794,262)		—		—		(60,925,822)
Impairment losses for investment properties (Jung-Ang JK-bonds)		—		—		1,616,853		—		1,616,853

Net deferred tax assets (liabilities)	￦	(18,434,558,946)	￦	178,979,903	￦	(3,898,943,633)	￦	1,078,874,356	￦	(21,075,648,320)

(4)	Temporary differences amounting to ￦404 million are not recognized as deferred tax liabilities because of its uncertain possibilities of extinction.

(5)	Details of deferred tax relating to items that are recognized directly in equity are as follows (Unit: Korean won):

	December 31, 2015						December 31, 2014
	Before tax		Tax effect		After tax		Before tax		Tax effect		After tax
Gain (loss) on valuation of AFS securities	￦	427,822,228	￦	(103,532,978)	￦	324,289,250	￦	720,976,035	￦	(174,476,199)	￦	546,499,836
Actuarial loss (gain)		(6,227,647,186)		1,507,090,619		(4,720,556,567)		(6,655,390,963)		1,610,604,613		(5,044,786,350)
Gain (loss) on valuation of cash flow hedges		(562,617,406)		136,153,413		(426,463,993)		(902,446,750)		218,392,114		(684,054,636)

Total	￦	(6,362,442,364)	￦	1,539,711,054	￦	(4,822,731,310)	￦	(6,836,861,678)	￦	1,654,520,528	￦	(5,182,341,150)

(6)	Details of income tax payable and income tax payable refund are as follows (Unit: Korean won ):

	December 31, 2015		December 31, 2014
Income tax payable	￦	6,621,379,611	￦	1,799,504,556
Income tax payable refund		—		(117,012,650)

Total	￦	6,621,379,611	￦	1,682,491,906

35.	EARNING PER SHARE:

(1)	Basic EPS is calculated by dividing net income by weighted-average number of common shares outstanding (Unit: Korean won):

	For the years ended December 31
	2015		2014
Net income attributable to common shares:	￦	63,086,514,881	￦	32,637,529,379
Distribution of hybrid equity securities		(2,539,906,592)		—
Revenue vested in common shares		60,546,608,289		32,637,529,379
Weighted-average number of common shares outstanding	￦	21,492,128	￦	21,492,128

Basic EPS		2,817		1,519

(2)	Details of weighted-average number of shares outstanding are as follows (Unit: Korean won):

	December 31, 2015
	Number of shares	Weighted- average days	Number of shares outstanding
Number of shares in beginning balance	21,492,128	365/365	21,492,128
Weighted-average number of common shares outstanding			21,492,128

	December 31, 2014
	Number of shares	Weighted- average days	Number of shares outstanding
Number of shares in beginning balance	21,492,128	365/365	21,492,128
Weighted-average number of common shares outstanding			21,492,128

(3)	Diluted EPS are the same as the basic EPS as there are no dilutive securities granted by the Company for the years ended December 31, 2015 and 2014.

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of loan commitments and credit lines that others provided for the Company are as follows (Unit: Korean won):

		Committed amount		Used amount
Korea Exchange Bank	Commercial Paper	￦	50,000,000,000	￦	50,000,000,000
Woori Bank	Loans		30,000,000,000		—
NongHyup Bank	Loans		10,000,000,000		—
The Jeonbuk Bank LTD	Loans		10,000,000,000		—
KDB	Loans		30,000,000,000		—
Shinhan Bank	Commercial Paper		20,000,000,000		—

Total		￦	150,000,000,000	￦	50,000,000,000

(2)	For the loans of automobile in installments of Woori Bank, the Company has concluded the purchase guarantee agreement with Woori Bank as of December 31, 2015, with the condition to buy the loans when the borrower falls behind in the loan payment. The amount of security as of December 31, 2015, is ￦1,595,760 thousand, and the profit of security fees recognized by the Company for the years ended December 31, 2015, is ￦166,244 thousand. The Company recognized ￦90,168 thousand as financial guarantee liability with regard to purchase guarantee agreement as of December 31, 2015.

(3)	On September 14, 2010, the Creditor Banks Standing Council has resolved new fund support in ￦31,200 million to Sung Woo Construction under workout, according to the performance agreement for normalization of management, as of December 31, 2015. It was decided that the new fund would be offered by Woori Bank, the principal creditor bank, and the other creditor banks would provide the guarantee of loss sharing based on the proportion of voting rights.

The Company has the obligation to burden the loss corresponding to the proportion of the voting rights (13.65%) if the workout of Sung Woo Construction is suspended due to bankruptcy, etc., according to the guarantee of loss sharing; however, such effect is not reflected in the financial statements as of December 31, 2015, as the probability of additional loss is not high due to the guarantee of loss sharing.

(4)	With regard to the property construction and selling, the Company has concluded the agreement to lend the money for refunding the existing loan additionally, within the amount under the loan agreement, if the borrower cannot refund total amount of principal and interest of the loan by due date. The unused amount of the loan agreement is ￦49,000 million as of December 31, 2015; however, such effect is not reflected in the financial statements as of the end of the term, as the probability of additional loss relating to the loan agreement is not high.

(5)	Among pending lawsuits as of December 31, 2015, there are 18 cases that the Company is defendant (litigation value: ￦15,223 million). Since it is not possible to estimate the result of the lawsuit, the Company does not reflect such uncertainty in the financial statements as of December 31, 2015.

37.	RELATED-PARTY TRANSACTIONS:

(1)	The related parties of the Company as of December 31, 2015, are as follows:

Related parties
Parent	KB Financial Group Inc.
Other related party	KB Kookmin Bank; KB Investment & Securities Co., Ltd.; KB Kookmin Card Co., Ltd; KB Insurance Co., Ltd; KB Asset Management Co., Ltd; KB Real Estate Trust Co., Ltd.; KB Investment Co., Ltd.; KB Credit Information Co., Ltd.; KB Data System Co., Ltd.; KB Savings Bank Co., Ltd. and others

(2)	Details of assets and liabilities from transactions with related parties are as follows (Unit: Korean won):

Related party		December 31, 2015		December 31, 2014
KB Kookmin Bank	Cash and cash equivalents	￦	737,910,973	￦	530,682,471
	Due from banks		3,000,000		3,000,000
	Accrued income		141,395		83,107
KB Kookmin Card Co., Ltd.	Accrued income		170,807,545		167,959,773
KB Investment & Securities Co., Ltd.	Cash and cash equivalents		5,000,000,000		—
KB Insurance Co., Ltd	Prepaid expenses		1,034,455,983		—

Total assets		￦	6,946,315,896	￦	701,725,351

Related party		December 31, 2015		December 31, 2014

KB Financial Group Inc.	Accrued payable	￦	351,767,178	￦	172,296,379
KB Kookmin Bank	Accrued payable		10,652,400		4,819,380
KB Insurance Co., Ltd	Accrued payable		4,424,000		—
KB Kookmin Card Co., Ltd.	Accounts Payable		5,960,059,812		672,841,605
	Accrued payable		1,780,000		—
KB Credit Information Co., Ltd.	Accrued payable		64,175,893		94,627,546
KB Data System	Accrued payable		—		2,368,125,100

Total liabilities		￦	6,392,859,283	￦	3,312,710,010

(3)	Details of gain or loss from transactions with related parties is as follows (Unit: Korean won):

Related party		For the year ended December 31, 2015		For the year ended December 31, 2014
KB Financial Group Inc.	Non-operating income	￦	—	￦	71,590,404
KB Kookmin Bank	Interest income on due from banks		2,085,806		1,120,879
KB Investment& Securities Co., Ltd.	Interest income on due from banks		14,274,937		2,086,930
KB Kookmin Card Co., Ltd.	Other operating income		2,596,828,284		867,487,456
KB Data System	Interest income on due from banks		10,029,600		—

Total income		￦	2,623,218,627	￦	942,285,669

KB Kookmin Bank.	Commission expense	￦	243,416,820	￦	129,020,666
	Rent		63,880,020		23,353,985
	Repair and maintenance expense		24,732,384		9,041,398
	Training expense		—		16,863,000
KB Kookmin Card Co., Ltd.	Insurance fee		12,323,134		—
	Other operating expenses		13,720,000		—
KB Credit Information Co., Ltd.	Other operating expenses		1,091,629,275		324,435,062
KB Data System	Advertising expenses		—		1,638,860
	Other operating expenses		1,304,055,000		1,224,613,500

Total expense		￦	2,753,756,633	￦	1,728,966,471

(4)	Capital or equity transactions with related parties

	Related party	Transaction description	December 31, 2015	December 31, 2014
Other	KB Financial Group Inc.	Take over hybrid equity securities	100,000,000,000	—

(5)	There exists no guarantee payments providing to or provided from related parties for the years ended December 31, 2015 and 2014.

(6)	Details of compensation to key management are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Salaries	￦	3,140,025,306	￦	3,855,082,710
Severance and retirement benefits		172,324,393		611,337,074

Total	￦	3,312,349,699	￦	4,466,419,784

The key management includes legally registered directors and major executives, having important authority and responsibility for the planning, operating and controlling of the management of the Company.

38.	TRANSACTIONS NOT INVOLVING CASH FLOWS:

Investment and financing activities not involving cash inflows and outflows for the transactions are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Gain (loss) on valuation of AFS securities	￦	(293,153,807)	￦	800,688,752
Actuarial loss (gain)		(427,743,776)		4,540,775,518
Gain (loss) on valuation of cash flow hedges		(339,829,344)		718,071,731
Transfer to structures in leased office from asset retirement obligation		107,390,345		44,631,439

39.	UNCONSOLIDATED STRUCTURED ENTITY:

With regard to structured entities not consolidated, details of information in order to understand the characteristics of interest that the Company retains and its related risk are as follows (Unit: Korean won):

Structured entity	Account title of interest for structured entity or provided financial support	Carrying amount of assets with regard to structured entity interest		Carrying amount of liabilities with regard to structured entity interest		Maximum exposure to loss of a structured entity (*1)		Total assets of a structured entity		Income from a structured entity
Interest accounted in accordance with K-IFRS No. 1039 (excluding subsidiaries’ interest)
FIRSTIGE REITs Co., Ltd.(*2)	AFS	￦	789,460,000	￦	—	￦	789,460,000	￦	82,032,534,991	￦	—
Woori Blackstone Korea Opportunity the 1st Private Equity Fund	AFS		3,403,685,948		—		3,403,685,948		212,171,488,944		992,438,166
Pacific Industry and other (*3)	Loan commitment		—		—		49,000,000,000		299,211,200,000		166,244,156

Total		￦	4,193,145,948	￦	—	￦	53,193,145,948	￦	593,415,223,935	￦	1,158,682,322

(*1)	Maximum exposure to loss is measured based on carrying value for AFS financial assets and agreement limit amount for loan agreement. In addition, maximum exposure to loss does not reflect the effect of the Company’s risk-adverse activities to reduce exposed risks with regard to unconsolidated structured entities.
(*2)	FIRSTIGE REITs Co., Ltd., was established for the purpose of return on investment through real estate development and its main operating activity is to develop commercial buildings with fund raised by issuance of debt and equity securities.
(*3)	Pacific industry and one other was established for the purpose of construction of real estate and installment sale and raises short- and long-term funds from financial institutions. Provided that the above-structured company is not able to fully redeem the loan principal up to the maturity date, the Company will additionally borrow the redemption source of existing loan up to the limit of loan agreement. Since there is a potential for additional loss, but not likely to happen with regard to such agreement, the Company does not reflect such effect in the financial statements as of December 31, 2015.

40.	DIVIDENDS:

(1)	Details of dividends are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Number of shares issued		21,492,128		21,492,128
Par value	￦	5,000	￦	5,000
Dividend rate		10%		9.0%
Dividend	￦	10,746,064,000	￦	9,671,457,600

(2)	Details of propensity to dividend are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Dividend	￦	10,746,064,000	￦	9,671,457,600
Net income	￦	63,086,514,881	￦	32,637,529,379
Propensity to dividend ratio(*)		17.0%		29.6%

(*)	Dividend propensity for adjusted net income after reserve for credit loss for the years ended December 31, 2015 and 2014, is 24.2% and 50.2%, respectively.

(3)	Details of dividend yield ratio are as follows (Unit: Korean won):

	For the years ended December 31
	2015		2014
Dividend per share	￦	500	￦	450
Closing price	￦	23,050	￦	20,750
Dividend yield ratio		2.2%		2.2%